Annual Report
and Prospectus
                                                  (RIVERSOURCE INVESTMENTS LOGO)

RIVERSOURCE
DISCIPLINED EQUITY FUND

ANNUAL REPORT FOR
THE PERIOD ENDED
JULY 31, 2008
(Prospectus also enclosed)

RIVERSOURCE DISCIPLINED EQUITY FUND SEEKS TO PROVIDE
SHAREHOLDERS WITH LONG-TERM CAPITAL GROWTH.


This annual report includes a prospectus that
describes in detail the Fund's objective,
investment strategy, risks, sales charges,
fees and other matters of interest. Please
read the prospectus carefully before you
invest or send money.                            (SINGLE STRATEGY FUNDS ICON)

LETTER TO SHAREHOLDERS ---------------------------------------------------------

                           (PHOTO - BANNIGAN - LEWIS)
                           Patrick T. Bannigan (left)
                          Stephen R. Lewis, Jr. (right)


Dear Fellow Shareholder,

The majority of today's workers are finding themselves responsible for funding their own retirement through 401(k)s, 403(b)s and IRAs, which can be a positive development. However, today's rising health care costs, inflation and dropping retirement account values have hit many retirees hard, and put retirement dreams on hold for approximately 27% of workers age 45 and older, according to an AARP survey released in May 2008.

Since retirement could last up to 20 years or more for many retirees, it's important to take the long-term view. Unfortunately, many investors now realize they may not have adequately factored in the havoc a bear market could wreak on their retirement savings or the impact of rising gas and food prices on daily living expenses. Unexpected economic events such as these make careful planning for retirement all the more important, as retirees today and in the future are likely to see a number of up and down markets and economic cycles in their lifetimes.

KEEPING UP WITH THE COST OF LIVING
Company medical plans for retirees have gone the way of the B&W TV; there are still a few around, but they're disappearing rapidly. A July 2008 study by Hewitt Research Associates concludes employees actually will need to replace 126% of their salary once inflation and increased medical costs are included in the calculations. The 2008 Tiburon Consumer Wealth Report reports that a couple planning to retire in 2008 at the age of 65 will need $225,000 just to cover their medical expenses during retirement.

PLAN FOR YOUR RETIREMENT BY WORKING WITH A FINANCIAL PROFESSIONAL
A financial professional can help you establish goals for retirement income and develop a plan for saving and investing to achieve those goals.

Several retirement-focused RiverSource investment strategies, such as RiverSource(R) Portfolio Builder Series, RiverSource(R) Income Builder

--------------------------------------------------------------------------------
THIS PAGE IS NOT PART OF THE ANNUAL REPORT

--------------------------------------------------------------------------------



Series and RiverSource Retirement Plus(R) Series, can help remove emotion from your investing decisions through the application of

    > built-in diversification and asset allocation,

    > risk management,

    > automatic rebalancing and

    > professional portfolio management.

MORE INVESTMENT OPTIONS
RiverSource Investments also offers more than 50 single-strategy mutual funds designed to help you fully diversify your portfolio, and our Advanced Alpha(SM) Strategies funds, which are meant to potentially generate increased alpha (a risk-adjusted measure of above-market returns).

Talk with your financial professional about which RiverSource funds or series of funds might best meet your needs today and in the years to come.

Thank you for choosing RiverSource mutual funds and for your continued support.


/s/ STEPHEN R. LEWIS, JR.           /s/ PATRICK T. BANNIGAN
Stephen R. Lewis, Jr.               Patrick T. Bannigan
Chairman of the Boards              President, RiverSource Funds



DID YOU KNOW . . .

--------------------------------------------------------------------------------

> Two-thirds of baby boomers are dependent on their homes as a retirement asset.(1)
> Nearly one-quarter of adults between the ages of 65 and 74 are in the workforce, up from 19% in 2000.(2)
> Twenty-seven percent of workers age 45 and older said they had put their retirement plans on hold because of the slowing economy.(3)

(1) Tiburon Strategic Advisors Consumer Wealth, Liquidation, & the Retirement Income Challenge Report, May 23, 2008
(2) Bureau of Labor Statistics
(3) AARP survey, May 13, 2008





--------------------------------------------------------------------------------
                                      THIS PAGE IS NOT PART OF THE ANNUAL REPORT

LETTER TO SHAREHOLDERS (continued) ---------------------------------------------


YOU SHOULD CONSIDER THE INVESTMENT OBJECTIVES, RISKS, CHARGES
AND EXPENSES OF A MUTUAL FUND CAREFULLY BEFORE INVESTING. FOR A
FREE PROSPECTUS, WHICH CONTAINS THIS AND OTHER IMPORTANT
INFORMATION ABOUT THE FUNDS, CALL (888) 791-3380. READ THE
PROSPECTUS CAREFULLY BEFORE INVESTING.

Neither diversification or asset allocation assure a profit or protect against loss.

There is no guarantee that the strategies discussed will be successful.

The RiverSource Retirement Plus, Income Builder, and Portfolio Builder Series funds are "funds of funds" comprised of holdings in several different RiverSource Funds, which may include small-cap, mid-cap, large-cap, money market, international, bond, and/or sector funds. Each of the underlying funds in which the portfolio invests has its own investment risks, and those risks can affect the value of each portfolio's shares and investments. There are risks associated with fixed income investments, including credit risk, interest rate risk, and prepayment and extension risk. Non-investment grade securities generally have more volatile prices and carry more risk to principal and income than investment grade securities. International investing involves increased risk and volatility due to potential political and economic instability, currency fluctuations, and differences in financial reporting and accounting standards and oversight. Risks are particularly significant in emerging markets. Investments in small- and mid-capitalization companies often involve greater risks and potential volatility than investments in larger, more established companies. See the Funds' prospectus for more information on these and other risks that may be associated with the underlying funds.

Alternative investments involve substantial risks and may be more volatile than traditional investments, making them more suitable for investors with an above average tolerance for risk.

Investment products, including shares of mutual funds, are not federally or FDIC-insured, are not deposits or obligations of, or guaranteed by any financial institution, and involve investment risks including possible loss of principal and fluctuation in value.

Not all products and all shares classes are available at all firms offering RiverSource funds.



  For more information
  about any of our
  RiverSource Funds, go
  online to RiverSource.com
  or call (888) 791-3380.
  Customer Service
  Representatives are
  available to answer your
  questions Monday through
  Friday from 8 a.m. to
  5 p.m. Central time.






--------------------------------------------------------------------------------
THIS PAGE IS NOT PART OF THE ANNUAL REPORT

TABLE OF CONTENTS --------------------------------------------------------------


Your Fund at a Glance..............    2

Manager Commentary.................    6

The Fund's Long-term Performance...   12

Fund Expenses Example..............   14

Portfolio of Investments...........   17

Financial Statements...............   23

Notes to Financial Statements......   29

Report of Independent Registered
  Public Accounting Firm...........   51

Federal Income Tax Information.....   53

Board Members and Officers.........   54

Approval of Investment Management
  Services Agreement...............   58

Proxy Voting.......................   60



                     (DALBAR LOGO)

The RiverSource mutual fund shareholder reports have been awarded the Communications Seal from Dalbar Inc., an independent financial services research firm. The
Seal recognizes communications demonstrating a level of excellence in the industry.


--------------------------------------------------------------------------------
                    RIVERSOURCE DISCIPLINED EQUITY FUND -- 2008 ANNUAL REPORT  1

YOUR FUND AT A GLANCE ----------------------------------------------------------

FUND SUMMARY
--------------------------------------------------------------------------------

> RiverSource Disciplined Equity Fund (the Fund) Class A shares declined 13.40%
  (excluding sales charge) for the 12 months ended July 31, 2008.

> The Fund underperformed the unmanaged Standard & Poor's 500 (S&P 500 Index)
  Index which fell 11.09% for the annual period.

> The Fund also underperformed the Lipper Large-Cap Core Funds Index, representing the Fund's peer group, which declined 10.11% for the same period.

ANNUALIZED TOTAL RETURNS (for period ended July 31, 2008)
--------------------------------------------------------------------------------


                                                               Since
                                 1 year  3 years  5 years  inception(a)
-----------------------------------------------------------------------
RiverSource Disciplined Equity
  Fund Class A (excluding
  sales charge)                 -13.40%   +2.17%   +6.73%     +8.09%
-----------------------------------------------------------------------
S&P 500 Index (unmanaged)       -11.09%   +2.85%   +7.03%     +8.35%
-----------------------------------------------------------------------
Lipper Large-Cap Core Funds
  Index                         -10.11%   +3.12%   +6.31%     +7.48%
-----------------------------------------------------------------------



(a) Fund data is from April 24, 2003. S&P 500 Index and Lipper peer group data is from May 1, 2003.

(See "The Fund's Long-term Performance" for Index descriptions)

The performance information shown represents past performance and is not a guarantee of future results. The investment return and principal value of your investment will fluctuate so that your shares, when redeemed, may be worth more or less than their original cost. Current performance may be lower or higher than the performance information shown. You may obtain performance information current to the most recent month-end by contacting your financial institution or visiting riversource.com/funds.

The 5.75% sales charge applicable to Class A shares of the Fund is not reflected in the table above. If reflected, returns would be lower than those shown. The performance of other classes may vary from that shown because of differences in expenses. See the Average Annual Total Returns table for performance of other share classes of the Fund.

The indices do not reflect the effects of sales charges, expenses (excluding Lipper) and taxes.

It is not possible to invest directly in an index.


--------------------------------------------------------------------------------
2  RIVERSOURCE DISCIPLINED EQUITY FUND -- 2008 ANNUAL REPORT

--------------------------------------------------------------------------------


STYLE MATRIX
--------------------------------------------------------------------------------

LOGO

         STYLE
VALUE    BLEND   GROWTH
           X              LARGE
                          MEDIUM   SIZE
                          SMALL



Shading within the style matrix indicates areas in which the Fund is designed to generally invest.

The style matrix can be a valuable tool for constructing and monitoring your portfolio. It provides a frame of reference for distinguishing the types of stocks or bonds owned by a mutual fund, and may serve as a guideline for helping you build a portfolio.

Investment products, including shares of mutual funds, are not federally or FDIC-insured, are not deposits or obligations of, or guaranteed by any financial institution, and involve investment risks including possible loss of principal and fluctuation in value.



ANNUAL OPERATING EXPENSE RATIO
(as of the current prospectus)
--------------------------------------------------------------------------------

                  Total  Net Expenses(a)
----------------------------------------
Class A           0.96%       0.96%
----------------------------------------
Class B           1.72%       1.72%
----------------------------------------
Class C           1.72%       1.72%
----------------------------------------
Class I           0.61%       0.61%
----------------------------------------
Class R2          1.41%       1.41%
----------------------------------------
Class R3          1.15%       1.15%
----------------------------------------
Class R4          0.91%       0.84%
----------------------------------------
Class R5          0.66%       0.66%
----------------------------------------
Class W           1.06%       1.06%
----------------------------------------


(a) The Investment Manager and its affiliates have contractually agreed to waive certain fees and to absorb certain expenses until July 31, 2009, unless sooner terminated at the discretion of the Fund's Board. Any amounts waived will not be reimbursed by the Fund. Under this agreement, net fund expenses (excluding fees and expenses of acquired funds), before giving effect to any performance incentive adjustment (that decreased the management fee by 0.04% for the year ended July 31, 2008), will not exceed 1.05% for Class A, 1.81% for Class B, 1.81% for Class C, 0.72% for Class I, 1.52% for Class R2, 1.27% for Class R3, 0.88% for Class R4, 0.77% for Class R5 and 1.17% for Class W.




--------------------------------------------------------------------------------
                    RIVERSOURCE DISCIPLINED EQUITY FUND -- 2008 ANNUAL REPORT  3

YOUR FUND AT A GLANCE (continued) ----------------------------------------------


AVERAGE ANNUAL TOTAL RETURNS
--------------------------------------------------------------------------------

AT JULY 31, 2008
                                                                SINCE
Without sales charge                1 YEAR  3 YEARS  5 YEARS  INCEPTION
Class A (inception 4/24/03)        -13.40%   +2.17%   +6.73%    +8.09%
-----------------------------------------------------------------------
Class B (inception 4/24/03)        -14.07%   +1.43%   +5.89%    +7.25%
-----------------------------------------------------------------------
Class C (inception 4/24/03)        -14.11%   +1.42%   +5.90%    +7.25%
-----------------------------------------------------------------------
Class I (inception 7/15/04)        -12.98%   +2.60%     N/A     +5.67%
-----------------------------------------------------------------------
Class R2 (inception 12/11/06)      -13.51%     N/A      N/A     -6.65%
-----------------------------------------------------------------------
Class R3 (inception 12/11/06)      -13.26%     N/A      N/A     -6.40%
-----------------------------------------------------------------------
Class R4 (inception 4/24/03)       -13.26%   +2.37%   +6.89%    +8.28%
-----------------------------------------------------------------------
Class R5 (inception 12/11/06)      -13.09%     N/A      N/A     -6.13%
-----------------------------------------------------------------------
Class W (inception 12/1/06)        -13.52%     N/A      N/A     -5.63%
-----------------------------------------------------------------------

With sales charge
Class A (inception 4/24/03)        -18.38%   +0.17%   +5.48%    +6.87%
-----------------------------------------------------------------------
Class B (inception 4/24/03)        -18.14%   +0.28%   +5.57%    +7.11%
-----------------------------------------------------------------------
Class C (inception 4/24/03)        -14.93%   +1.42%   +5.90%    +7.25%
-----------------------------------------------------------------------




--------------------------------------------------------------------------------
4  RIVERSOURCE DISCIPLINED EQUITY FUND -- 2008 ANNUAL REPORT

--------------------------------------------------------------------------------


AT JUNE 30, 2008
                                                                SINCE
Without sales charge                1 YEAR  3 YEARS  5 YEARS  INCEPTION
Class A (inception 4/24/03)        -15.36%   +4.05%   +6.98%    +8.55%
-----------------------------------------------------------------------
Class B (inception 4/24/03)        -16.04%   +3.21%   +6.14%    +7.69%
-----------------------------------------------------------------------
Class C (inception 4/24/03)        -16.08%   +3.21%   +6.15%    +7.70%
-----------------------------------------------------------------------
Class I (inception 7/15/04)        -15.08%   +4.37%     N/A     +6.15%
-----------------------------------------------------------------------
Class R2 (inception 12/11/06)      -15.33%     N/A      N/A     -5.98%
-----------------------------------------------------------------------
Class R3 (inception 12/11/06)      -15.22%     N/A      N/A     -5.82%
-----------------------------------------------------------------------
Class R4 (inception 4/24/03)       -15.21%   +4.20%   +7.17%    +8.74%
-----------------------------------------------------------------------
Class R5 (inception 12/11/06)      -15.05%     N/A      N/A     -5.53%
-----------------------------------------------------------------------
Class W (inception 12/1/06)        -15.47%     N/A      N/A     -5.01%
-----------------------------------------------------------------------

With sales charge
Class A (inception 4/24/03)        -20.25%   +2.04%   +5.73%    +7.30%
-----------------------------------------------------------------------
Class B (inception 4/24/03)        -20.01%   +2.04%   +5.83%    +7.55%
-----------------------------------------------------------------------
Class C (inception 4/24/03)        -16.87%   +3.21%   +6.15%    +7.70%
-----------------------------------------------------------------------



Class A share performance reflects the maximum sales charge of 5.75%. Class B share performance reflects a contingent deferred sales charge (CDSC) applied as follows: first year 5%; second and third years 4%; fourth year 3%; fifth year 2%; sixth year 1%; no sales charge thereafter. Class C shares may be subject to a 1% CDSC if shares are sold within one year after purchase. Sales charges do not apply to Class I, Class R2, Class R3, Class R4, Class R5 and Class W shares. Class I, Class R2, Class R3, Class R4 and Class R5 are available to institutional investors only. Class W shares are offered through qualifying discretionary accounts.


--------------------------------------------------------------------------------
                    RIVERSOURCE DISCIPLINED EQUITY FUND -- 2008 ANNUAL REPORT  5

MANAGER COMMENTARY -------------------------------------------------------------

Dear Shareholder,

RiverSource Disciplined Equity Fund (the Fund) Class A shares declined 13.40% (excluding sales charge) for the 12 months ended July 31, 2008. The Fund underperformed the unmanaged Standard & Poor's 500 Index (S&P 500 Index), which fell 11.09%, as well as the Lipper Large-Cap Core Funds Index, representing the Fund's peer group, which declined 10.11%, for the same period.

SIGNIFICANT PERFORMANCE FACTORS
The annual period was a most challenging one, characterized by heightened concerns about weakness in the economy, ongoing turmoil in the housing and financial markets, a credit crunch and soaring commodity prices. As a result, equity volatility increased as the year progressed, peaking in March with the collapse of Bear Stearns and rearing its head again in June. Given the extreme pressure on the financial system, it makes sense that the financials sector, the largest weighting in the S&P 500 Index, performed worst. The resulting equity market decline was only partially mitigated by the impressive double-digit gains


SECTOR DIVERSIFICATION(1) (at July 31, 2008; % of portfolio assets)
---------------------------------------------------------------------

Consumer Discretionary                     10.1%
------------------------------------------------
Consumer Staples                           11.3%
------------------------------------------------
Energy                                     15.6%
------------------------------------------------
Financials                                 20.0%
------------------------------------------------
Health Care                                16.9%
------------------------------------------------
Industrials                                 7.6%
------------------------------------------------
Information Technology                     10.3%
------------------------------------------------
Materials                                   5.6%
------------------------------------------------
Telecommunication Services                  0.9%
------------------------------------------------
Utilities                                   0.7%
------------------------------------------------
Other(2)                                    1.0%
------------------------------------------------


(1) Sectors can be comprised of several industries. Please refer to the section entitled "Portfolio of Investments" for a complete listing. No single industry exceeds 25% of portfolio assets.
(2) Cash & Cash Equivalents. The 1.0% is due to security lending activity.

The sectors identified above are based on the Global Industry Classification Standard (GICS), which was developed by and is the exclusive property of Morgan Stanley Capital International Inc. and Standard & Poor's, a division of The McGraw-Hill Companies, Inc.


--------------------------------------------------------------------------------
6  RIVERSOURCE DISCIPLINED EQUITY FUND -- 2008 ANNUAL REPORT

--------------------------------------------------------------------------------


generated by the energy sector, as crude oil prices surged past $140 per barrel before falling back a bit to end July at just over $124 per barrel.

The Fund's performance resulted from the three quantitative investment models we employ in selecting stocks for the Fund's portfolio: momentum, value and quality. During the 12-month period, the momentum and quality models outperformed the S&P 500 Index, but not enough to offset the underperformance of the value model. The momentum model is designed, in part, to capture investor sentiment over the near to mid term, and it indeed did that, taking a strong lead during these challenging months. The quality model was intended to serve, in part, as a defensive measure during equity market corrections when investor risk aversion increases, and it, too, performed strongly. The value model was challenged primarily by exposure to financials and select consumer discretionary names. However, the value model performed well when the beaten-up financials sector rallied somewhat in January 2008 and again in July 2008. We believe that the style diversification provided by the three quantitative models is advantageous over the long-term, even though the Fund may experience underperformance in the short term.


TOP TEN HOLDINGS (at July 31, 2008; % of portfolio assets)
---------------------------------------------------------------------

Johnson & Johnson                           4.9%
------------------------------------------------
Pfizer                                      4.8%
------------------------------------------------
Chevron                                     4.5%
------------------------------------------------
Citigroup                                   3.0%
------------------------------------------------
Wal-Mart Stores                             2.8%
------------------------------------------------
Apple                                       2.7%
------------------------------------------------
Occidental Petroleum                        2.6%
------------------------------------------------
Monsanto                                    2.6%
------------------------------------------------
Exxon Mobil                                 2.6%
------------------------------------------------
Intel                                       2.3%
------------------------------------------------


For further detail about these holdings, please refer to the section entitled "Portfolio of Investments."

Fund holdings are as of the date given, are subject to change at any time, and are not recommendations to buy or sell any security.


--------------------------------------------------------------------------------
                    RIVERSOURCE DISCIPLINED EQUITY FUND -- 2008 ANNUAL REPORT  7

MANAGER COMMENTARY (continued) -------------------------------------------------


Following a specific, disciplined process, we do not make sector or industry bets based on economic or equity market outlooks. That said, the Fund's quantitative models led to a bias toward quality stocks, which boosted results during the period, as these stocks performed comparatively well. At the same time, the Fund's models positioned the equity portfolios toward the cheapest P/E stocks and toward the mega-cap, or largest cap stocks, both of which detracted from results, as these equity sectors posted weak results. Stock selection within the mega-cap segment of the market, however, proved effective, contributing to the Fund's results.

Overall, sector allocation contributed to the Fund's performance, with sizable weightings in energy, health care and materials and only modest positions in industrials and telecommunications particularly helpful. Partially offsetting these positives were the detracting effects of having moderate allocations to the strongly performing consumer staples and utilities sectors and a significant exposure to the weaker financials and consumer discretionary sectors.

Because we use a bottom-up approach, it is not surprising that most of the Fund's underperformance came from stock selection. Specifically, stock selection in the financials sector detracted most, as it did to a lesser extent in consumer discretionary, health care and energy. This more than offset the combined effect of positive stock selection in industrials, materials and telecommunications.

Among individual holdings, information technology company APPLE, selected by the momentum model, contributed most to the Fund's



  During the 12-month period, the momentum and quality models outperformed the S&P 500 Index, but not enough to offset the underperformance of the value model.






--------------------------------------------------------------------------------
8  RIVERSOURCE DISCIPLINED EQUITY FUND -- 2008 ANNUAL REPORT

--------------------------------------------------------------------------------



return. Other strong positive contributors included chemicals firm MONSANTO, selected by the momentum model; pharmaceutical company JOHNSON & JOHNSON, selected by the quality and momentum models; and energy companies OCCIDENTAL PETROLEUM, favored by the momentum model, and CHEVRON, initially chosen by the value model and then a quality model pick.

Stocks that detracted from the Fund's return included four financials companies, each selected by the value model, namely FANNIE MAE, CITIGROUP, FREDDIE MAC and WASHINGTON MUTUAL. Other poor performers during the period were pharmaceutical giant PFIZER, a value and quality model choice, and retailer HOME DEPOT, also a value and quality model selection.

At the end of July, the Fund's largest individual stock holdings were pharmaceutical companies JOHNSON & JOHNSON and PFIZER, the former a quality and momentum model choice and the latter a quality and value model pick; energy company CHEVRON, a quality model selection; information technology company APPLE, selected by the momentum model; and retailing giant WAL-MART STORES, a momentum and quality model pick.

CHANGES TO THE FUND'S PORTFOLIO
As a result of quantitative models-driven stock selection during the period, the Fund's sector allocations changed somewhat. For example, the Fund's exposure to financials, health care and materials increased relative to the S&P 500 Index. The Fund's positions in utilities and telecommunications decreased.

Our risk models limit the size of individual holdings, as well as sector and industry allocations, relative to the S&P 500 Index. For instance, the Fund's weightings by sector and industry can never be more than 6% overweighted or underweighted relative to the S&P 500 Index. We also apply additional risk measures that impose constraints on market capitalization, price, quality, turnover, transaction costs and other variables.


--------------------------------------------------------------------------------
                    RIVERSOURCE DISCIPLINED EQUITY FUND -- 2008 ANNUAL REPORT  9

MANAGER COMMENTARY (continued) -------------------------------------------------


OUR FUTURE STRATEGY
We intend to continue seeking optimal returns for the Fund through the style diversification offered by our three quantitative investment models. We are convinced of the merit of our multifaceted, disciplined approach to managing risk in the portfolio and believe this combination of style diversification and rigorous risk management will allow us to maintain the high quality of the Fund's portfolio in whatever market conditions lie ahead.



(PHOTO - Dimitris Bertsimas)                                          (PHOTO - Gina Mourtzinou)

Dimitris Bertsimas, Ph.D.                                             Gina Mourtzinou, Ph.D.
Senior Portfolio Manager                                              Portfolio Manager



Any specific securities mentioned are for illustrative purposes only and are not a complete list of securities that have increased or decreased in value. The views expressed in this statement reflect those of the portfolio manager(s) only through the end of the period of the report as stated on the cover and do not necessarily represent the views of RiverSource Investments, LLC (RiverSource) or any subadviser to the Fund or any other person in the RiverSource or subadviser organizations. Any such views are subject to change at any time based upon market or other conditions and RiverSource disclaims any responsibility to update such views. These views may not be relied on as investment advice and, because investment decisions for a RiverSource fund are based on numerous factors, may not be relied on as an indication of trading intent on behalf of any RiverSource fund.


--------------------------------------------------------------------------------
10  RIVERSOURCE DISCIPLINED EQUITY FUND -- 2008 ANNUAL REPORT

                       THIS PAGE LEFT BLANK INTENTIONALLY

THE FUND'S LONG-TERM PERFORMANCE -----------------------------------------------

The chart on the facing page illustrates the total value of an assumed $10,000 investment in RiverSource Disciplined Equity Fund Class A shares (from 5/1/03 to 7/31/08)* as compared to the performance of two widely cited performance indices, the Standard & Poor's 500 Index and the Lipper Large-Cap Core Funds Index. In comparing the Fund's Class A shares to these indices, you should take into account the fact that the Fund's performance reflects the maximum sales charge of 5.75%, while such charges are not reflected in the performance of the indices. Returns for the Fund include the reinvestment of any distribution paid during each period.

The performance information shown represents past performance and is not a guarantee of future results. The table below and the chart on the facing page do not reflect the deduction of taxes that a shareholder would pay on fund distributions or the redemption of fund shares. The investment return and principal value of your investment will fluctuate so that your shares, when redeemed, may be worth more or less than their original cost. Current performance may be lower or higher than the performance information shown. You may obtain performance information current to the most recent month-end by contacting your financial institution or visiting riversource.com/funds. Also see "Past Performance" in the Fund's current prospectus.

* Fund data is from April 24, 2003. S&P 500 Index and Lipper peer group data is from May 1, 2003.

COMPARATIVE RESULTS
--------------------------------------------------------------------------------

Results at July 31, 2008
                                                                                      SINCE
                                                     1 YEAR   3 YEARS   5 YEARS   INCEPTION(3)
RIVERSOURCE DISCIPLINED EQUITY FUND
(INCLUDES SALES CHARGE)
Class A Cumulative value of $10,000                  $8,162   $10,051   $13,057      $14,202
----------------------------------------------------------------------------------------------
        Average annual total return                 -18.38%    +0.17%    +5.48%       +6.87%
----------------------------------------------------------------------------------------------
S&P 500 INDEX(1)
        Cumulative value of $10,000                  $8,891   $10,880   $14,045      $15,236
----------------------------------------------------------------------------------------------
        Average annual total return                 -11.09%    +2.85%    +7.03%       +8.35%
----------------------------------------------------------------------------------------------
LIPPER LARGE-CAP CORE FUNDS INDEX(2)
        Cumulative value of $10,000                  $8,989   $10,966   $13,579      $14,602
----------------------------------------------------------------------------------------------
        Average annual total return                 -10.11%    +3.12%    +6.31%       +7.48%
----------------------------------------------------------------------------------------------



Results for other share classes can be found on pages 4 and 5.


--------------------------------------------------------------------------------
12  RIVERSOURCE DISCIPLINED EQUITY FUND -- 2008 ANNUAL REPORT

--------------------------------------------------------------------------------

(VALUE OF A HYPOTHETICAL $10,000 INVESTMENT IN RIVERSOURCE DISCIPLINED EQUITY FUND LINE GRAPH)

                     RIVERSOURCE DISCIPLINED
                           EQUITY FUND
                             CLASS A                                   LIPPER LARGE-CAP
                         (INCLUDES SALES              S&P 500             CORE FUNDS
                             CHARGE)                 INDEX(1)             INDEX(2)
                     -----------------------    ------------------    ------------------
5/1/03                      $ 9,425                  $10,000               $10,000
7/03                         10,254                   10,849                10,755
7/04                         11,483                   12,278                11,832
7/05                         13,315                   14,003                13,318
7/06                         14,147                   14,756                13,984
7/07                         16,399                   17,136                16,244
7/08                         14,202                   15,236                14,602




(1) The Standard & Poor's 500 Index (S&P 500 Index), an unmanaged index of common stocks, is frequently used as a general measure of market performance. The index reflects reinvestment of all distributions and changes in market prices.
(2) The Lipper Large-Cap Core Funds Index includes the 30 largest large-cap core funds tracked by Lipper Inc. The index's returns include net reinvested dividends. The Fund's performance is currently measured against this index for purposes of determining the performance incentive adjustment.
(3) Fund data is from April 24, 2003. S&P 500 Index and Lipper peer group data is from May 1, 2003.


--------------------------------------------------------------------------------
                   RIVERSOURCE DISCIPLINED EQUITY FUND -- 2008 ANNUAL REPORT  13

FUND EXPENSES EXAMPLE ----------------------------------------------------------
(UNAUDITED)

As a shareholder of the Fund, you incur two types of costs: (1) transaction costs, including sales charges (loads) on purchase payments; and (2) ongoing costs, which may include management fees; distribution and service (12b-1) fees; and other Fund fees and expenses. This example is intended to help you understand your ongoing costs (in dollars) of investing in the Fund and to compare these costs with the ongoing costs of investing in other mutual funds. In addition to the ongoing expenses which the Fund bears directly, the Fund's shareholders indirectly bear the expenses of the funds in which it invests (also referred to as "acquired funds"), including affiliated and non-affiliated pooled investment vehicles (including mutual funds and exchange traded funds). The Fund's indirect expense from investing in the acquired funds is based on the Fund's pro rata portion of the cumulative expenses charged by the acquired funds using the expense ratio of each of the acquired funds as of the acquired fund's most recent shareholder report.

The example is based on an investment of $1,000 invested at the beginning of the period and held for the six months ended July 31, 2008.

ACTUAL EXPENSES
The first line of the table provides information about actual account values and actual expenses. You may use the information in this line, together with the amount you invested, to estimate the expenses that you paid over the period. Simply divide your account value by $1,000 (for example, an $8,600 account value divided by $1,000 = 8.6), then multiply the result by the number in the first line under the heading titled "Expenses paid during the period" to estimate the expenses you paid on your account during this period.

HYPOTHETICAL EXAMPLE FOR COMPARISON PURPOSES
The second line of the table provides information about hypothetical account values and hypothetical expenses based on the Fund's actual expense ratio and an assumed rate of return of 5% per year before expenses, which is not the Fund's actual return. The hypothetical account values and expenses may not be used to estimate the actual ending account balance or expenses you paid for the period. You may use this information to compare the ongoing costs of investing in the Fund and other funds. To do so, compare this 5% hypothetical example with the 5% hypothetical examples that appear in the shareholder reports of the other funds.

Please note that the expenses shown in the table are meant to highlight your ongoing costs only and do not reflect any transactional costs, such as sales charges (loads). Therefore, the second line of the table is useful in comparing ongoing costs only, and will not help you determine the relative total costs of owning different funds. In addition, if these transactional costs were included, your costs would have been higher.


--------------------------------------------------------------------------------
14  RIVERSOURCE DISCIPLINED EQUITY FUND -- 2008 ANNUAL REPORT

--------------------------------------------------------------------------------


                                  BEGINNING        ENDING        EXPENSES
                                ACCOUNT VALUE  ACCOUNT VALUE   PAID DURING     ANNUALIZED
                                 FEB. 1, 2008  JULY 31, 2008  THE PERIOD(A)  EXPENSE RATIO
------------------------------------------------------------------------------------------
Class A
------------------------------------------------------------------------------------------
  Actual(b)                         $1,000       $  910.20        $4.46           .94%
------------------------------------------------------------------------------------------
  Hypothetical
  (5% return before expenses)       $1,000       $1,020.19        $4.72           .94%
------------------------------------------------------------------------------------------

Class B
------------------------------------------------------------------------------------------
  Actual(b)                         $1,000       $  906.20        $8.06          1.70%
------------------------------------------------------------------------------------------
  Hypothetical
  (5% return before expenses)       $1,000       $1,016.41        $8.52          1.70%
------------------------------------------------------------------------------------------

Class C
------------------------------------------------------------------------------------------
  Actual(b)                         $1,000       $  906.00        $8.01          1.69%
------------------------------------------------------------------------------------------
  Hypothetical
  (5% return before expenses)       $1,000       $1,016.46        $8.47          1.69%
------------------------------------------------------------------------------------------

Class I
------------------------------------------------------------------------------------------
  Actual(b)                         $1,000       $  912.30        $2.76           .58%
------------------------------------------------------------------------------------------
  Hypothetical
  (5% return before expenses)       $1,000       $1,021.98        $2.92           .58%
------------------------------------------------------------------------------------------

Class R2
------------------------------------------------------------------------------------------
  Actual(b)                         $1,000       $  908.80        $6.64          1.40%
------------------------------------------------------------------------------------------
  Hypothetical
  (5% return before expenses)       $1,000       $1,017.90        $7.02          1.40%
------------------------------------------------------------------------------------------

Class R3
------------------------------------------------------------------------------------------
  Actual(b)                         $1,000       $  910.40        $5.46          1.15%
------------------------------------------------------------------------------------------
  Hypothetical
  (5% return before expenses)       $1,000       $1,019.14        $5.77          1.15%
------------------------------------------------------------------------------------------

Class R4
------------------------------------------------------------------------------------------
  Actual(b)                         $1,000       $  910.60        $3.85           .81%
------------------------------------------------------------------------------------------
  Hypothetical
  (5% return before expenses)       $1,000       $1,020.84        $4.07           .81%
------------------------------------------------------------------------------------------

Class R5
------------------------------------------------------------------------------------------
  Actual(b)                         $1,000       $  911.90        $3.04           .64%
------------------------------------------------------------------------------------------
  Hypothetical
  (5% return before expenses)       $1,000       $1,021.68        $3.22           .64%

------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                   RIVERSOURCE DISCIPLINED EQUITY FUND -- 2008 ANNUAL REPORT  15

FUND EXPENSES EXAMPLE (continued) ----------------------------------------------


                                  BEGINNING        ENDING        EXPENSES
                                ACCOUNT VALUE  ACCOUNT VALUE   PAID DURING     ANNUALIZED
                                 FEB. 1, 2008  JULY 31, 2008  THE PERIOD(A)  EXPENSE RATIO
------------------------------------------------------------------------------------------
Class W
------------------------------------------------------------------------------------------
  Actual(b)                         $1,000       $  908.50        $4.89          1.03%
------------------------------------------------------------------------------------------
  Hypothetical
  (5% return before expenses)       $1,000       $1,019.74        $5.17          1.03%
------------------------------------------------------------------------------------------


(a) Expenses are equal to the Fund's annualized expense ratio as indicated above, multiplied by the average account value over the period, multiplied by 182/366 (to reflect the one-half year period).
(b) Based on the actual return for the six months ended July 31, 2008: -8.98% for Class A, -9.38% for Class B, -9.40% for Class C, -8.77% for Class I, -9.12% for Class R2, -8.96% for Class R3, -8.94% for Class R4, -8.81% for Class R5 and -9.15% for Class W.


--------------------------------------------------------------------------------
16  RIVERSOURCE DISCIPLINED EQUITY FUND -- 2008 ANNUAL REPORT

PORTFOLIO OF INVESTMENTS -------------------------------------------------------

JULY 31, 2008
(Percentages represent value of investments compared to net assets)

INVESTMENTS IN SECURITIES



COMMON STOCKS (99.3%)
ISSUER                                                 SHARES                VALUE(a)
AEROSPACE & DEFENSE (0.8%)
General Dynamics                                        150,467           $13,412,629
United Technologies                                     170,133            10,885,109
                                                                      ---------------
Total                                                                      24,297,738
-------------------------------------------------------------------------------------

AIR FREIGHT & LOGISTICS (0.2%)
CH Robinson Worldwide                                   104,757             5,049,287
United Parcel Service Cl B                               29,657             1,870,764
                                                                      ---------------
Total                                                                       6,920,051
-------------------------------------------------------------------------------------

AUTO COMPONENTS (0.7%)
Johnson Controls                                        666,450            20,100,132
-------------------------------------------------------------------------------------

AUTOMOBILES (0.6%)
Ford Motor                                            1,207,269(b)          5,794,891
General Motors                                          561,121(d)          6,211,609
Harley-Davidson                                         144,208             5,456,831
                                                                      ---------------
Total                                                                      17,463,331
-------------------------------------------------------------------------------------

BEVERAGES (2.6%)
Coca-Cola                                               523,483            26,959,375
Coca-Cola Enterprises                                   139,108             2,355,098
Pepsi Bottling Group                                     80,083             2,230,312
PepsiCo                                                 690,410            45,953,689
                                                                      ---------------
Total                                                                      77,498,474
-------------------------------------------------------------------------------------

BIOTECHNOLOGY (1.4%)
Biogen Idec                                             170,084(b)         11,865,060
Gilead Sciences                                         566,217(b)         30,564,394
                                                                      ---------------
Total                                                                      42,429,454
-------------------------------------------------------------------------------------

BUILDING PRODUCTS (0.2%)
Masco                                                   390,239             6,435,041
-------------------------------------------------------------------------------------

CAPITAL MARKETS (3.2%)
Charles Schwab                                          175,448             4,016,005
E*TRADE Financial                                       256,004(b)            773,132
Goldman Sachs Group                                      25,923             4,770,869
Lehman Brothers Holdings                                433,434             7,515,746
Merrill Lynch & Co                                      719,901            19,185,362
Morgan Stanley                                          998,145            39,406,764
State Street                                            238,016            17,051,466
T Rowe Price Group                                       28,175             1,686,274
                                                                      ---------------
Total                                                                      94,405,618
-------------------------------------------------------------------------------------

CHEMICALS (4.6%)
Air Products & Chemicals                                 55,173             5,253,021
Ashland                                                   8,000               334,160
Dow Chemical                                            471,165            15,694,506
Ecolab                                                   67,323             3,009,338
Monsanto                                                650,758            77,511,786
PPG Inds                                                 66,308             4,020,917
Praxair                                                 254,218            23,827,853
Sigma-Aldrich                                            99,276             6,030,024
                                                                      ---------------
Total                                                                     135,681,605
-------------------------------------------------------------------------------------

COMMERCIAL BANKS (1.6%)
BB&T                                                    447,110(d)         12,528,022
Comerica                                                171,854             4,935,647
Fifth Third Bancorp                                     368,605             5,149,412
First Horizon Natl                                      264,891(d)          2,489,975
Huntington Bancshares                                   363,386             2,550,970
KeyCorp                                                 218,200             2,302,010
Marshall & Ilsley                                        55,025               836,380
Natl City                                               934,379(d)          4,419,613
SunTrust Banks                                           64,075             2,630,920
Synovus Financial                                       135,983(d)          1,293,198
US Bancorp                                              128,076             3,920,406
Wachovia                                                285,836             4,936,388
                                                                      ---------------
Total                                                                      47,992,941
-------------------------------------------------------------------------------------


                             See accompanying Notes to Portfolio of Investments.

--------------------------------------------------------------------------------
                   RIVERSOURCE DISCIPLINED EQUITY FUND -- 2008 ANNUAL REPORT  17

COMMON STOCKS (CONTINUED)
ISSUER                                                 SHARES                VALUE(a)

COMMERCIAL SERVICES & SUPPLIES (0.1%)
Avery Dennison                                           38,795            $1,707,368
RR Donnelley & Sons                                      79,664             2,127,029
                                                                      ---------------
Total                                                                       3,834,397
-------------------------------------------------------------------------------------

COMMUNICATIONS EQUIPMENT (0.1%)
Juniper Networks                                        104,860(b)          2,729,506
-------------------------------------------------------------------------------------

COMPUTERS & PERIPHERALS (3.2%)
Apple                                                   513,868(b)         81,679,319
IBM                                                      34,285             4,387,794
Lexmark Intl Cl A                                       180,264(b)          6,323,661
QLogic                                                  139,178(b)          2,622,114
                                                                      ---------------
Total                                                                      95,012,888
-------------------------------------------------------------------------------------

CONSTRUCTION & ENGINEERING (0.2%)
Fluor                                                    35,437             2,882,800
Jacobs Engineering Group                                 46,748(b)          3,615,490
                                                                      ---------------
Total                                                                       6,498,290
-------------------------------------------------------------------------------------

CONSUMER FINANCE (0.1%)
SLM                                                     101,227(b)          1,734,019
-------------------------------------------------------------------------------------

DISTRIBUTORS (0.2%)
Genuine Parts                                           157,293             6,309,022
-------------------------------------------------------------------------------------

DIVERSIFIED CONSUMER SERVICES (0.1%)
H&R Block                                               128,936             3,137,013
-------------------------------------------------------------------------------------

DIVERSIFIED FINANCIAL SERVICES (5.5%)
Bank of America                                         819,279            26,954,279
CIT Group                                               293,875             2,492,060
Citigroup                                             4,776,349            89,269,962
CME Group                                                10,890             3,921,816
JPMorgan Chase & Co                                   1,027,716            41,756,101
                                                                      ---------------
Total                                                                     164,394,218
-------------------------------------------------------------------------------------

DIVERSIFIED TELECOMMUNICATION SERVICES (0.9%)
Embarq                                                   90,976             4,163,972
Verizon Communications                                  706,965            24,065,088
                                                                      ---------------
Total                                                                      28,229,060
-------------------------------------------------------------------------------------

ELECTRIC UTILITIES (0.5%)
Duke Energy                                             113,096             1,988,228
FirstEnergy                                             187,110            13,761,940
                                                                      ---------------
Total                                                                      15,750,168
-------------------------------------------------------------------------------------

ELECTRICAL EQUIPMENT (0.2%)
Emerson Electric                                        124,001             6,038,849
-------------------------------------------------------------------------------------

ENERGY EQUIPMENT & SERVICES (1.6%)
BJ Services                                              67,770             1,992,438
Cameron Intl                                             68,834(b)          3,287,512
ENSCO Intl                                               20,563             1,421,726
Nabors Inds                                             113,617(b,c)        4,142,476
Natl Oilwell Varco                                       82,932(b)          6,520,943
Smith Intl                                                  877                65,231
Transocean                                              113,792(b)         15,479,125
Weatherford Intl                                        396,020(b)         14,941,835
                                                                      ---------------
Total                                                                      47,851,286
-------------------------------------------------------------------------------------

FOOD & STAPLES RETAILING (3.7%)
Costco Wholesale                                        183,079            11,475,392
Safeway                                                 318,606             8,513,152
SUPERVALU                                                79,252             2,030,436
Walgreen                                                155,755             5,348,627
Wal-Mart Stores                                       1,428,204            83,721,318
                                                                      ---------------
Total                                                                     111,088,925
-------------------------------------------------------------------------------------

FOOD PRODUCTS (0.5%)
Archer-Daniels-Midland                                  133,678             3,827,201
Dean Foods                                               27,032(b)            575,782
HJ Heinz                                                 77,259             3,892,308
Sara Lee                                                476,830             6,513,498
                                                                      ---------------
Total                                                                      14,808,789
-------------------------------------------------------------------------------------

HEALTH CARE EQUIPMENT & SUPPLIES (0.5%)
Becton Dickinson & Co                                    52,477             4,455,822
CR Bard                                                  61,637             5,722,379
Varian Medical Systems                                   97,154(b)          5,829,240
                                                                      ---------------
Total                                                                      16,007,441
-------------------------------------------------------------------------------------

HEALTH CARE PROVIDERS & SERVICES (3.1%)
Aetna                                                   110,399             4,527,463
Cardinal Health                                         193,112            10,375,908
CIGNA                                                   511,572            18,938,395
Express Scripts                                         312,689(b)         22,057,082
Health Management Associates Cl A                        67,300(b)            413,895
Humana                                                  103,989(b)          4,566,157
Laboratory Corp of America Holdings                       9,029(b)            610,180
Medco Health Solutions                                  554,391(b)         27,486,706


See accompanying Notes to Portfolio of Investments.

--------------------------------------------------------------------------------
18  RIVERSOURCE DISCIPLINED EQUITY FUND -- 2008 ANNUAL REPORT

COMMON STOCKS (CONTINUED)
ISSUER                                                 SHARES                VALUE(a)
HEALTH CARE PROVIDERS & SERVICES (CONT.)
Quest Diagnostics                                        37,962            $2,018,060
Tenet Healthcare                                        456,110(b)          2,640,877
                                                                      ---------------
Total                                                                      93,634,723
-------------------------------------------------------------------------------------

HOTELS, RESTAURANTS & LEISURE (1.2%)
Intl Game Technology                                    192,159             4,171,772
McDonald's                                              493,202            29,488,548
Wendy's Intl                                             50,234             1,152,870
Wyndham Worldwide                                        46,479               833,833
                                                                      ---------------
Total                                                                      35,647,023
-------------------------------------------------------------------------------------

HOUSEHOLD DURABLES (0.7%)
Black & Decker                                           29,679             1,781,334
Centex                                                  168,771             2,477,558
DR Horton                                               693,693             7,713,867
KB Home                                                  68,347             1,202,224
Lennar Cl A                                             165,396             2,001,292
Pulte Homes                                             202,526             2,472,842
Snap-On                                                  23,267             1,309,699
Stanley Works                                            13,005               578,462
                                                                      ---------------
Total                                                                      19,537,278
-------------------------------------------------------------------------------------

HOUSEHOLD PRODUCTS (3.5%)
Colgate-Palmolive                                       392,107            29,121,787
Kimberly-Clark                                          257,974            14,918,636
Procter & Gamble                                        898,023            58,802,546
                                                                      ---------------
Total                                                                     102,842,969
-------------------------------------------------------------------------------------

INDUSTRIAL CONGLOMERATES (2.5%)
3M                                                      664,986            46,808,365
Textron                                                 180,304             7,837,815
Tyco Intl                                               422,577(c)         18,830,031
                                                                      ---------------
Total                                                                      73,476,211
-------------------------------------------------------------------------------------

INSURANCE (7.9%)
ACE                                                     378,651(c)         19,197,606
AFLAC                                                   447,992            24,912,835
Allstate                                                913,087            42,202,881
Ambac Financial Group                                   288,197               726,256
American Intl Group                                     803,418            20,929,039
Assurant                                                 27,878             1,676,025
Chubb                                                   428,603            20,590,088
Cincinnati Financial                                     28,900               804,576
Genworth Financial Cl A                                 656,721            10,487,834
Lincoln Natl                                             18,186               867,472
Marsh & McLennan Companies                              236,739             6,687,877
MBIA                                                    209,475(d)          1,242,187
Progressive                                           1,404,343            28,437,946
Prudential Financial                                     81,341             5,610,089
Safeco                                                   97,345             6,440,345
Torchmark                                                89,376             5,188,277
Travelers Companies                                     639,459            28,212,931
Unum Group                                              358,253             8,655,392
XL Capital Cl A                                          94,342(c)          1,687,778
                                                                      ---------------
Total                                                                     234,557,434
-------------------------------------------------------------------------------------

INTERNET & CATALOG RETAIL (0.2%)
Amazon.com                                               61,740(b)          4,713,232
-------------------------------------------------------------------------------------

INTERNET SOFTWARE & SERVICES (0.7%)
Google Cl A                                              46,428(b)         21,995,265
-------------------------------------------------------------------------------------

IT SERVICES (1.6%)
Affiliated Computer Services Cl A                        18,684(b)            900,569
Automatic Data Processing                                78,311             3,344,663
MasterCard Cl A                                          86,337            21,079,178
Paychex                                                  98,702             3,249,270
Total System Services                                    65,805             1,288,462
Western Union                                           593,498            16,404,285
                                                                      ---------------
Total                                                                      46,266,427
-------------------------------------------------------------------------------------

LEISURE EQUIPMENT & PRODUCTS (0.5%)
Brunswick                                               100,213             1,292,748
Eastman Kodak                                           232,404             3,402,395
Mattel                                                  530,174            10,629,988
                                                                      ---------------
Total                                                                      15,325,131
-------------------------------------------------------------------------------------

LIFE SCIENCES TOOLS & SERVICES (0.3%)
Applied Biosystems                                       96,483(g)          3,563,117
Waters                                                   59,289(b)          4,028,095
                                                                      ---------------
Total                                                                       7,591,212
-------------------------------------------------------------------------------------

MACHINERY (1.4%)
Deere & Co                                              337,116            23,652,058
Illinois Tool Works                                      99,790             4,675,162
Ingersoll-Rand Cl A                                     296,130(c)         10,660,680
Manitowoc                                                41,277             1,088,062
Parker Hannifin                                          19,313             1,191,226
                                                                      ---------------
Total                                                                      41,267,188
-------------------------------------------------------------------------------------


                             See accompanying Notes to Portfolio of Investments.

--------------------------------------------------------------------------------
                   RIVERSOURCE DISCIPLINED EQUITY FUND -- 2008 ANNUAL REPORT  19

COMMON STOCKS (CONTINUED)
ISSUER                                                 SHARES                VALUE(a)

MEDIA (0.8%)
CBS Cl B                                                836,744           $13,689,132
Gannett                                                 498,635             9,035,266
Meredith                                                 14,134               361,265
New York Times Cl A                                     109,515(d)          1,378,794
                                                                      ---------------
Total                                                                      24,464,457
-------------------------------------------------------------------------------------

METALS & MINING (1.0%)
Freeport-McMoRan Copper & Gold                           37,306             3,609,356
Newmont Mining                                          264,476            12,684,269
Nucor                                                   251,492            14,390,372
                                                                      ---------------
Total                                                                      30,683,997
-------------------------------------------------------------------------------------

MULTILINE RETAIL (0.2%)
Family Dollar Stores                                    102,849             2,396,382
Kohl's                                                   85,519(b)          3,584,101
                                                                      ---------------
Total                                                                       5,980,483
-------------------------------------------------------------------------------------

MULTI-UTILITIES (0.2%)
NiSource                                                121,389             2,073,324
TECO Energy                                              83,991             1,558,033
Xcel Energy                                              89,446             1,794,287
                                                                      ---------------
Total                                                                       5,425,644
-------------------------------------------------------------------------------------

OIL, GAS & CONSUMABLE FUELS (14.0%)
Anadarko Petroleum                                      273,837            15,857,901
Apache                                                   49,069             5,504,070
Chevron                                               1,592,569           134,667,634
ConocoPhillips                                          213,132            17,395,834
CONSOL Energy                                           146,591            10,904,904
Devon Energy                                             48,553             4,607,194
EOG Resources                                           152,412            15,321,978
Exxon Mobil                                             962,007            77,374,223
Hess                                                     54,510             5,527,314
Marathon Oil                                            363,777            17,996,048
Massey Energy                                            64,559             4,793,506
Murphy Oil                                              110,749             8,830,018
Occidental Petroleum                                  1,003,658            79,118,360
Peabody Energy                                          262,364            17,748,925
Sunoco                                                   29,899             1,214,198
Tesoro                                                   98,048             1,513,861
                                                                      ---------------
Total                                                                     418,375,968
-------------------------------------------------------------------------------------

PERSONAL PRODUCTS (0.1%)
Estee Lauder Companies Cl A                              46,161             2,035,700
-------------------------------------------------------------------------------------

PHARMACEUTICALS (11.6%)
Allergan                                                 56,596             2,939,030
Barr Pharmaceuticals                                      9,508(b)            627,338
Eli Lilly & Co                                          295,088            13,901,596
Forest Laboratories                                     149,667(b)          5,314,675
Johnson & Johnson                                     2,120,920           145,219,392
King Pharmaceuticals                                    400,546(b)          4,610,284
Merck & Co                                              772,283            25,408,111
Mylan                                                   138,890(b)          1,801,403
Pfizer                                                7,750,509           144,702,003
                                                                      ---------------
Total                                                                     344,523,832
-------------------------------------------------------------------------------------

REAL ESTATE INVESTMENT TRUSTS (REITS) (0.5%)
HCP                                                     198,201             7,149,110
Public Storage                                           99,036             8,110,058
                                                                      ---------------
Total                                                                      15,259,168
-------------------------------------------------------------------------------------

ROAD & RAIL (1.8%)
Burlington Northern Santa Fe                            118,327            12,321,391
CSX                                                     248,524            16,795,252
Norfolk Southern                                         72,837             5,238,437
Ryder System                                             35,293             2,327,926
Union Pacific                                           208,552            17,193,027
                                                                      ---------------
Total                                                                      53,876,033
-------------------------------------------------------------------------------------

SEMICONDUCTORS & SEMICONDUCTOR EQUIPMENT (2.4%)
Intel                                                 3,083,693            68,427,147
MEMC Electronic Materials                                44,937(b)          2,076,539
NVIDIA                                                   95,822(b)          1,096,204
Xilinx                                                   54,132             1,344,098
                                                                      ---------------
Total                                                                      72,943,988
-------------------------------------------------------------------------------------

SOFTWARE (2.4%)
BMC Software                                            153,194(b)          5,038,551
Electronic Arts                                          70,423(b)          3,040,865
Microsoft                                             1,151,519            29,617,069
Oracle                                                1,507,562(b)         32,457,809
                                                                      ---------------
Total                                                                      70,154,294
-------------------------------------------------------------------------------------

SPECIALTY RETAIL (4.0%)
Abercrombie & Fitch Cl A                                 47,279             2,610,746
AutoNation                                              173,695(b)          1,792,532
AutoZone                                                 41,363(b)          5,389,185
Bed Bath & Beyond                                       172,209(b)          4,792,576
Best Buy                                                144,404             5,735,727


See accompanying Notes to Portfolio of Investments.

--------------------------------------------------------------------------------
20  RIVERSOURCE DISCIPLINED EQUITY FUND -- 2008 ANNUAL REPORT

COMMON STOCKS (CONTINUED)
ISSUER                                                 SHARES                VALUE(a)
SPECIALTY RETAIL (CONT.)
GameStop Cl A                                            92,505(b)         $3,747,378
Gap                                                     368,056             5,933,063
Home Depot                                            2,249,714            53,610,686
Lowe's Companies                                      1,222,095            24,832,970
Office Depot                                            149,209(b)          1,014,621
RadioShack                                              168,700             2,813,916
Sherwin-Williams                                         53,160             2,830,770
Staples                                                  28,256               635,760
TJX Companies                                            93,120             3,139,075
                                                                      ---------------
Total                                                                     118,879,005
-------------------------------------------------------------------------------------

TEXTILES, APPAREL & LUXURY GOODS (1.0%)
Coach                                                   206,729(b)          5,273,657
Jones Apparel Group                                     116,009             1,941,991
Liz Claiborne                                           229,550             3,000,219
Nike Cl B                                               250,207            14,682,146
VF                                                       80,201             5,740,787
                                                                      ---------------
Total                                                                      30,638,800
-------------------------------------------------------------------------------------

THRIFTS & MORTGAGE FINANCE (1.3%)
Fannie Mae                                            1,336,093            15,365,070
Freddie Mac                                             794,150             6,488,206
Hudson City Bancorp                                     416,370             7,602,916
MGIC Investment                                         217,148(d)          1,389,747
Sovereign Bancorp                                       259,714             2,472,477
Washington Mutual                                     1,140,168(d)          6,077,095
                                                                      ---------------
Total                                                                      39,395,511
-------------------------------------------------------------------------------------

TOBACCO (1.0%)
Altria Group                                            377,005             7,672,052
Philip Morris Intl                                      377,005            19,472,308
UST                                                      30,691             1,614,654
                                                                      ---------------
Total                                                                      28,759,014
-------------------------------------------------------------------------------------

TRADING COMPANIES & DISTRIBUTORS (0.1%)
WW Grainger                                              42,704             3,822,435
-------------------------------------------------------------------------------------
TOTAL COMMON STOCKS
(Cost: $3,449,006,497)                                                 $2,958,720,678
-------------------------------------------------------------------------------------



MONEY MARKET FUND (1.0%)(e)
                                                       SHARES                VALUE(a)
RiverSource Short-Term Cash Fund, 2.54%              29,160,041(f)        $29,160,041
-------------------------------------------------------------------------------------
TOTAL MONEY MARKET FUND
(Cost: $29,160,041)                                                       $29,160,041
-------------------------------------------------------------------------------------
TOTAL INVESTMENTS IN SECURITIES
(Cost: $3,478,166,538)(h)                                              $2,987,880,719
=====================================================================================



NOTES TO PORTFOLIO OF INVESTMENTS


(a) Securities are valued by using procedures described in Note 1 to the financial statements.

(b)  Non-income producing.

(c) Foreign security values are stated in U.S. dollars. At July 31, 2008, the value of foreign securities represented 1.8% of net assets.

(d) At July 31, 2008, security was partially or fully on loan. See Note 5 to the financial statements.

(e) Cash collateral received from security lending activity is invested in an affiliated money market fund and represents 1.0% of net assets. See Note 5 to the financial statements.

(f) Affiliated Money Market Fund -- See Note 6 to the financial statements. The rate shown is the seven-day current annualized yield at July 31, 2008.

(g) Shareholders of tracking stocks have a financial interest only in a unit or division of the company. Unlike the common stock of the company itself, a tracking stock usually has limited or no voting rights. In the event of a company's liquidation, tracking stock shareholders typically do not have a legal claim on the company's assets.


--------------------------------------------------------------------------------
                   RIVERSOURCE DISCIPLINED EQUITY FUND -- 2008 ANNUAL REPORT  21

(h) At July 31, 2008, the cost of securities for federal income tax purposes was $3,482,874,307 and the aggregate gross unrealized appreciation and depreciation based on that cost was:

Unrealized appreciation                         $182,589,649
Unrealized depreciation                         (677,583,237)
------------------------------------------------------------
Net unrealized depreciation                    $(494,993,588)
------------------------------------------------------------


The sectors identified above are based on the Global Industry Classification Standard (GICS), which was developed by and is the exclusive property of Morgan Stanley Capital International Inc. and Standard & Poor's, a division of The McGraw-Hill Companies, Inc.


HOW TO FIND INFORMATION ABOUT THE FUND'S PORTFOLIO HOLDINGS

(i) The Fund files its complete schedule of portfolio holdings with the Securities and Exchange Commission (Commission) for the first and third quarters of each fiscal year on Form N-Q;

(ii) The Fund's Forms N-Q are available on the Commission's website at http://www.sec.gov;

(iii)The Fund's Forms N-Q may be reviewed and copied at the Commission's Public Reference Room in Washington, DC (information on the operations of the Public Reference Room may be obtained by calling 1-800-SEC-0330); and

(iv) The Fund's complete schedule of portfolio holdings, as disclosed in its annual and semiannual shareholder reports and in its filings on Form N-Q, can be found at riversource.com/funds.


--------------------------------------------------------------------------------
22  RIVERSOURCE DISCIPLINED EQUITY FUND -- 2008 ANNUAL REPORT

FINANCIAL STATEMENTS -----------------------------------------------------------

STATEMENT OF ASSETS AND LIABILITIES
JULY 31, 2008


ASSETS
Investments in securities, at value
  Unaffiliated issuers* (identified cost $3,449,006,497)       $2,958,720,678
  Affiliated money market fund (identified cost $29,160,041)       29,160,041
-----------------------------------------------------------------------------
Total investments in securities (identified cost
  $3,478,166,538)                                               2,987,880,719
Capital shares receivable                                           7,901,741
Dividends receivable                                                3,662,482
Receivable for investment securities sold                          18,579,000
-----------------------------------------------------------------------------
Total assets                                                    3,018,023,942
-----------------------------------------------------------------------------
LIABILITIES
Capital shares payable                                              4,942,098
Payable for investment securities purchased                         5,434,457
Payable upon return of securities loaned                           28,947,000
Accrued investment management services fees                            47,412
Accrued distribution fees                                              17,809
Accrued transfer agency fees                                            8,141
Accrued administrative services fees                                    4,325
Accrued plan administration services fees                                 874
Other accrued expenses                                                245,899
-----------------------------------------------------------------------------
Total liabilities                                                  39,648,015
-----------------------------------------------------------------------------
Net assets applicable to outstanding capital stock             $2,978,375,927

-----------------------------------------------------------------------------


--------------------------------------------------------------------------------
                   RIVERSOURCE DISCIPLINED EQUITY FUND -- 2008 ANNUAL REPORT  23

JULY 31, 2008


REPRESENTED BY
Capital stock -- $.01 par value                                $    5,066,590
Additional paid-in capital                                      3,372,897,811
Undistributed net investment income                                26,278,639
Accumulated net realized gain (loss)                               64,376,402
Unrealized appreciation (depreciation) on investments
  and on translation of assets and liabilities in foreign
  currencies                                                     (490,243,515)
-----------------------------------------------------------------------------
Total -- representing net assets applicable to outstanding
  capital stock                                                $2,978,375,927
-----------------------------------------------------------------------------
*Including securities on loan, at value                        $   26,940,910
-----------------------------------------------------------------------------




NET ASSET VALUE PER SHARE
                                                                   NET ASSETS  SHARES OUTSTANDING  NET ASSET VALUE PER SHARE
Class A                                                        $1,067,408,739         181,520,585                      $5.88(1)
Class B                                                        $   35,383,368           6,102,723                      $5.80
Class C                                                        $    2,787,743             482,134                      $5.78
Class I                                                        $  391,424,906          66,059,325                      $5.93
Class R2                                                       $        3,886                 661                      $5.88
Class R3                                                       $        3,892                 661                      $5.89
Class R4                                                       $  126,215,819          21,367,300                      $5.91
Class R5                                                       $        3,897                 661                      $5.90
Class W                                                        $1,355,143,677         231,124,956                      $5.86
----------------------------------------------------------------------------------------------------------------------------


(1) The maximum offering price per share for Class A is $6.24. The offering price is calculated by dividing the net asset value by 1.0 minus the maximum sales charge of 5.75%.

The accompanying Notes to Financial Statements are an integral part of this statement.


--------------------------------------------------------------------------------
24  RIVERSOURCE DISCIPLINED EQUITY FUND -- 2008 ANNUAL REPORT

STATEMENT OF OPERATIONS
YEAR ENDED JULY 31, 2008


INVESTMENT INCOME
Income:
Dividends                                                      $  73,023,497
Interest                                                              34,939
Income distributions from affiliated money market fund             2,535,607
Fee income from securities lending                                   371,237
----------------------------------------------------------------------------
Total income                                                      75,965,280
----------------------------------------------------------------------------
Expenses:
Investment management services fees                               17,556,244
Distribution fees
  Class A                                                          3,199,228
  Class B                                                            550,860
  Class C                                                             31,395
  Class R2                                                                22
  Class R3                                                                11
  Class W                                                          3,483,017
Transfer agency fees
  Class A                                                          1,263,544
  Class B                                                             61,169
  Class C                                                              3,295
  Class R2                                                                 3
  Class R3                                                                 3
  Class R4                                                            71,684
  Class R5                                                                 3
  Class W                                                          2,786,414
Administrative services fees                                       1,701,542
Plan administration services fees
  Class R2                                                                11
  Class R3                                                                11
  Class R4                                                           358,419
Compensation of board members                                         63,212
Custodian fees                                                       246,979
Printing and postage                                                 231,535
Registration fees                                                    174,925
Professional fees                                                     73,045
Other                                                                117,553
----------------------------------------------------------------------------
Total expenses                                                    31,974,124
  Expenses waived/reimbursed by the Investment Manager and
    its affiliates                                                  (101,556)
  Earnings and bank fee credits on cash balances                     (79,613)
----------------------------------------------------------------------------
Total net expenses                                                31,792,955
----------------------------------------------------------------------------
Investment income (loss) -- net                                   44,172,325

----------------------------------------------------------------------------


--------------------------------------------------------------------------------
                   RIVERSOURCE DISCIPLINED EQUITY FUND -- 2008 ANNUAL REPORT  25

YEAR ENDED JULY 31, 2008


REALIZED AND UNREALIZED GAIN (LOSS) -- NET
Net realized gain (loss) on:
  Security transactions                                        $ 112,424,784
  Futures contracts                                               (8,587,777)
----------------------------------------------------------------------------
Net realized gain (loss) on investments                          103,837,007
Net change in unrealized appreciation (depreciation) on
  investments and on translation of assets and liabilities in
  foreign currencies                                            (641,572,651)
----------------------------------------------------------------------------
Net gain (loss) on investments and foreign currencies           (537,735,644)
----------------------------------------------------------------------------
Net increase (decrease) in net assets resulting from
  operations                                                   $(493,563,319)
----------------------------------------------------------------------------



The accompanying Notes to Financial Statements are an integral part of this statement.


--------------------------------------------------------------------------------
26  RIVERSOURCE DISCIPLINED EQUITY FUND -- 2008 ANNUAL REPORT

STATEMENTS OF CHANGES IN NET ASSETS


YEAR ENDED JULY 31,                                                 2008            2007
OPERATIONS AND DISTRIBUTIONS
Investment income (loss) -- net                                $   44,172,325  $   26,328,359
Net realized gain (loss) on investments                           103,837,007     175,329,400
Net change in unrealized appreciation (depreciation) on
  investments and on translation of assets and liabilities in
  foreign currencies                                             (641,572,651)     99,972,248
---------------------------------------------------------------------------------------------
Net increase (decrease) in net assets resulting from
  operations                                                     (493,563,319)    301,630,007
---------------------------------------------------------------------------------------------
Distributions to shareholders from:
  Net investment income
    Class A                                                       (11,230,396)    (11,770,748)
    Class B                                                                --        (119,376)
    Class C                                                            (4,379)         (7,167)
    Class I                                                        (5,698,153)     (4,503,510)
    Class R2                                                              (28)            (53)
    Class R3                                                              (40)            (53)
    Class R4                                                       (1,390,578)     (2,093,617)
    Class R5                                                              (54)            (54)
    Class W                                                       (14,867,518)         (4,357)
  Net realized gain
    Class A                                                       (68,772,061)    (98,698,411)
    Class B                                                        (3,058,960)     (5,457,193)
    Class C                                                          (169,022)       (199,900)
    Class I                                                       (24,176,366)    (28,282,528)
    Class R2                                                             (244)           (338)
    Class R3                                                             (244)           (338)
    Class R4                                                       (7,584,972)    (15,612,336)
    Class R5                                                             (244)           (338)
    Class W                                                       (74,056,615)        (27,397)
---------------------------------------------------------------------------------------------
Total distributions                                              (211,009,874)   (166,777,714)

---------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
                   RIVERSOURCE DISCIPLINED EQUITY FUND -- 2008 ANNUAL REPORT  27

YEAR ENDED JULY 31,                                                 2008            2007
CAPITAL SHARE TRANSACTIONS
Proceeds from sales
  Class A shares                                               $   49,740,163  $   88,546,740
  Class B shares                                                    5,505,096      11,644,836
  Class C shares                                                      976,461         962,793
  Class I shares                                                  120,762,575     268,920,269
  Class R2 shares                                                          --           5,000
  Class R3 shares                                                          --           5,000
  Class R4 shares                                                  25,111,692      96,913,115
  Class R5 shares                                                          --           5,000
  Class W shares                                                1,465,443,768     847,280,579
Reinvestment of distributions at net asset value
  Class A shares                                                   74,058,485     101,787,281
  Class B shares                                                    3,022,150       5,504,829
  Class C shares                                                      167,943         204,516
  Class I shares                                                   29,873,023      32,784,089
  Class R4 shares                                                   8,975,550      17,705,953
  Class W shares                                                   88,923,836          31,356
Payments for redemptions
  Class A shares                                                 (215,746,354)   (248,119,981)
  Class B shares                                                  (24,117,349)    (34,806,536)
  Class C shares                                                   (1,059,851)       (749,148)
  Class I shares                                                 (108,422,258)   (138,117,054)
  Class R4 shares                                                 (37,030,416)   (203,796,200)
  Class W shares                                                 (622,614,805)    (82,651,517)
---------------------------------------------------------------------------------------------
Increase (decrease) in net assets from capital share
  transactions                                                    863,569,709     764,060,920
---------------------------------------------------------------------------------------------
Total increase (decrease) in net assets                           158,996,516     898,913,213
Net assets at beginning of year                                 2,819,379,411   1,920,466,198
---------------------------------------------------------------------------------------------
Net assets at end of year                                      $2,978,375,927  $2,819,379,411
---------------------------------------------------------------------------------------------
Undistributed net investment income                            $   26,278,639  $   15,309,316
---------------------------------------------------------------------------------------------



The accompanying Notes to Financial Statements are an integral part of this statement.


--------------------------------------------------------------------------------
28  RIVERSOURCE DISCIPLINED EQUITY FUND -- 2008 ANNUAL REPORT

NOTES TO FINANCIAL STATEMENTS --------------------------------------------------

1. SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

RiverSource Disciplined Equity Fund (the Fund) is a series of RiverSource Large Cap Series, Inc. and is registered under the Investment Company Act of 1940 (as amended) as a diversified, open-end management investment company. RiverSource Large Cap Series, Inc. has 10 billion authorized shares of capital stock that can be allocated among the separate series as designated by the Board of Directors (the Board). The Fund invests primarily in equity securities of companies listed on U.S. exchanges with market capitalizations greater than $5 billion at the time of purchase.

The Fund offers Class A, Class B, Class C, Class I, Class R2, Class R3, Class R4, Class R5 and Class W shares.

-  Class A shares are sold with a front-end sales charge.

- Class B shares may be subject to a contingent deferred sales charge (CDSC) and automatically convert to Class A shares during the ninth year of ownership.

-  Class C shares may be subject to a CDSC.

- Class I, Class R2, Class R3, Class R4 and Class R5 shares are sold without a front-end sales charge or CDSC and are offered to qualifying institutional investors.

- Class W shares are sold without a front-end sales charge or CDSC and are offered through qualifying discretionary accounts.

At July 31, 2008, RiverSource Investments, LLC (RiverSource Investments or the Investment Manager) and the affiliated funds-of-funds owned 100% of Class I shares and the Investment Manager owned 100% of Class R2, Class R3 and Class R5 shares.

All classes of shares have identical voting, dividend and liquidation rights. Class specific expenses (e.g., distribution and service fees, transfer agency fees, plan administration services fees) differ among classes. Income, expenses (other than class specific expenses) and realized and unrealized gains or losses on investments are allocated to each class of shares based upon its relative net assets.

The Fund's significant accounting policies are summarized below:

USE OF ESTIMATES
Preparing financial statements that conform to U.S. generally accepted accounting principles requires management to make estimates (e.g., on assets, liabilities and contingent assets and liabilities) that could differ from actual results.


--------------------------------------------------------------------------------
                   RIVERSOURCE DISCIPLINED EQUITY FUND -- 2008 ANNUAL REPORT  29

VALUATION OF SECURITIES
All securities are valued at the close of each business day. Securities traded on national securities exchanges or included in national market systems are valued at the last quoted sales price. Debt securities are generally traded in the over-the-counter market and are valued at a price that reflects fair value as quoted by dealers in these securities or by an independent pricing service. Foreign securities are valued based on quotations from the principal market in which such securities are normally traded. The procedures adopted by the Board generally contemplate the use of fair valuation in the event that price quotations or valuations are not readily available, price quotations or valuations from other sources are not reflective of market value and thus deemed unreliable, or a significant event has occurred in relation to a security or class of securities (such as foreign securities) that is not reflected in price quotations or valuations from other sources. A fair value price is a good faith estimate of the value of a security at a given point in time.

Many securities markets and exchanges outside the U.S. close prior to the close of the New York Stock Exchange and therefore the closing prices for securities in such markets or on such exchanges may not fully reflect events that occur after such close but before the close of the New York Stock Exchange, including significant movements in the U.S. market after foreign exchanges have closed. Accordingly, in those situations, Ameriprise Financial, Inc. (Ameriprise Financial), parent company of the Investment Manager, as administrator to the Fund, will fair value foreign securities pursuant to procedures adopted by the Board, including utilizing a third party pricing service to determine these fair values. These procedures take into account multiple factors, including movements in the U.S. securities markets, to determine a good faith estimate that reasonably reflects the current market conditions as of the close of the New York Stock Exchange.

Short-term securities maturing in more than 60 days from the valuation date are valued at the market price or approximate market value based on current interest rates; those maturing in 60 days or less are valued at amortized cost.

OPTION TRANSACTIONS
To produce incremental earnings, protect gains, and facilitate buying and selling of securities for investments, the Fund may buy and write options traded on any U.S. or foreign exchange or in the over-the-counter market where completing the obligation depends upon the credit standing of the other party. Cash collateral may be collected by the Fund to secure certain over-the-counter options trades. Cash collateral held by the Fund for such option trades must be returned to the counterparty upon closure, exercise or expiration of the contract. The Fund also may buy and sell put and call options and write covered call options on portfolio securities as well as write cash-secured put options. The risk in writing a call option is that the Fund gives up the opportunity for profit if the market price of

--------------------------------------------------------------------------------
30 RIVERSOURCE DISCIPLINED EQUITY FUND -- 2008 ANNUAL REPORT the security increases. The risk in writing a put option is that the Fund may incur a loss if the market price of the security decreases and the option is exercised. The risk in buying an option is that the Fund pays a premium whether or not the option is exercised. The Fund also has the additional risk of being unable to enter into a closing transaction if a liquid secondary market does not exist.

Option contracts are valued daily at the closing prices on their primary exchanges and unrealized appreciation or depreciation is recorded. The Fund will realize a gain or loss when the option transaction expires or closes. When an option is exercised, the proceeds on sales for a written call option, the purchase cost for a written put option or the cost of a security for a purchased put or call option is adjusted by the amount of premium received or paid. At July 31, 2008, and for the year then ended, the Fund had no outstanding option contracts.

FUTURES TRANSACTIONS
To gain exposure to or protect itself from market changes, the Fund may buy and sell financial futures contracts traded on any U.S. or foreign exchange. The Fund also may buy and write put and call options on these futures contracts. Risks of entering into futures contracts and related options include the possibility of an illiquid market and that a change in the value of the contract or option may not correlate with changes in the value of the underlying securities.

Futures are valued daily based upon the last sale price at the close of market on the principal exchange on which they are traded. Upon entering into a futures contract, the Fund is required to deposit either cash or securities in an amount (initial margin) equal to a certain percentage of the contract value. Subsequent payments (variation margin) are made or received by the Fund each day. The variation margin payments are equal to the daily changes in the contract value and are recorded as unrealized gains and losses. The Fund recognizes a realized gain or loss when the contract is closed or expires. At July 31, 2008, the Fund had no outstanding futures contracts.

FOREIGN CURRENCY TRANSLATIONS AND FORWARD FOREIGN CURRENCY CONTRACTS
Securities and other assets and liabilities denominated in foreign currencies are translated daily into U.S. dollars. Foreign currency amounts related to the purchase or sale of securities and income and expenses are translated at the exchange rate on the transaction date. The effect of changes in foreign exchange rates on realized and unrealized security gains or losses is reflected as a component of such gains or losses. In the Statement of Operations, net realized gains or losses from foreign currency transactions, if any, may arise from sales of foreign currency, closed forward contracts, exchange gains or losses realized between the trade date and settlement date on securities transactions, and other translation gains or losses on dividends, interest income and foreign withholding taxes.


--------------------------------------------------------------------------------
                   RIVERSOURCE DISCIPLINED EQUITY FUND -- 2008 ANNUAL REPORT  31

The Fund may enter into forward foreign currency contracts for operational purposes and to protect against adverse exchange rate fluctuation. The net U.S. dollar value of foreign currency underlying all contractual commitments held by the Fund and the resulting unrealized appreciation or depreciation are determined using foreign currency exchange rates from an independent pricing service. The Fund is subject to the credit risk that the other party will not complete its contract obligations. At July 31, 2008, the Fund had no outstanding forward foreign currency contracts.

GUARANTEES AND INDEMNIFICATIONS
Under the Fund's organizational documents, its officers and directors are indemnified against certain liabilities arising out of the performance of their duties to the Fund. In addition, certain of the Fund's contracts with its service providers contain general indemnification clauses. The Fund's maximum exposure under these arrangements is unknown since the amount of any future claims that may be made against the Fund cannot be determined and the Fund has no historical basis for predicting the likelihood of any such claims.

FEDERAL TAXES
The Fund's policy is to comply with Subchapter M of the Internal Revenue Code that applies to regulated investment companies and to distribute substantially all of its taxable income to shareholders. No provision for income or excise taxes is thus required.

Financial Accounting Standards Board (FASB) Interpretation 48 (FIN 48), "Accounting for Uncertainty in Income Taxes," clarifies the accounting for uncertainty in income taxes recognized in accordance with FASB Statement 109, "Accounting for Income Taxes." FIN 48 prescribes a two-step process to recognize and measure a tax position taken or expected to be taken in a tax return. The first step is to determine whether a tax position has met the more-likely-than-not recognition threshold and the second step is to measure a tax position that meets the threshold to determine the amount of benefit to recognize. Management of the Fund has concluded that there are no significant uncertain tax positions that would require recognition in the financial statements. Generally the tax authorities can examine all the tax returns filed for the last three years.

Net investment income (loss) and net realized gains (losses) may differ for financial statement and tax purposes primarily because of futures contracts, re-characterization of REIT distributions and losses deferred due to wash sales. The character of distributions made during the year from net investment income or net realized gains may differ from their ultimate characterization for federal income tax purposes. Also, due to the timing of dividend distributions, the fiscal year in which amounts are distributed may differ from the year that the income or realized gains (losses) were recorded by the Fund.


--------------------------------------------------------------------------------
32  RIVERSOURCE DISCIPLINED EQUITY FUND -- 2008 ANNUAL REPORT

On the Statement of Assets and Liabilities, as a result of permanent book-to-tax differences, undistributed net investment income has been decreased by $11,856 and accumulated net realized gain has been increased by $11,856.

The tax character of distributions paid for the years indicated is as follows:

YEAR ENDED JULY 31,                          2008        2007*
-----------------------------------------------------------------
CLASS A
Distributions paid from:
    Ordinary income....................  $29,513,520  $55,821,524
    Long-term capital gain.............   50,488,937   54,647,635
CLASS B
Distributions paid from:
    Ordinary income....................      813,265    2,555,014
    Long-term capital gain.............    2,245,695    3,021,555
CLASS C
Distributions paid from:
    Ordinary income....................       49,313       96,386
    Long-term capital gain.............      124,088      110,681
CLASS I
Distributions paid from:
    Ordinary income....................   12,125,448   17,126,482
    Long-term capital gain.............   17,749,071   15,659,556
CLASS R2
Distributions paid from:
    Ordinary income....................           93          204
    Long-term capital gain.............          179          187
CLASS R3
Distributions paid from:
    Ordinary income....................          105          204
    Long-term capital gain.............          179          187
CLASS R4
Distributions paid from:
    Ordinary income....................    3,407,046    9,061,667
    Long-term capital gain.............    5,568,504    8,644,286
CLASS R5
Distributions paid from:
    Ordinary income....................          119          205
    Long-term capital gain.............          179          187
CLASS W
Distributions paid from:
    Ordinary income....................   34,555,495       16,585
    Long-term capital gain.............   54,368,638       15,169


* Class R2, Class R3 and Class R5 are for the period from Dec. 11, 2006 (inception Date) to July 31, 2007. Class W is for the period from Dec. 1, 2006 (inception date) to July 31, 2007.


--------------------------------------------------------------------------------
                   RIVERSOURCE DISCIPLINED EQUITY FUND -- 2008 ANNUAL REPORT  33

At July 31, 2008, the components of distributable earnings on a tax basis are as follows:

Undistributed ordinary income..................  $  26,316,607
Undistributed accumulated long-term gain.......  $  69,084,171
Unrealized appreciation (depreciation).........  $(494,989,252)


RECENT ACCOUNTING PRONOUNCEMENTS
In March 2008, the FASB issued Statement of Financial Accounting Standards No. 161 (SFAS 161), "Disclosures about Derivative Instruments and Hedging
Activities -- an amendment of FASB Statement No. 133," which requires enhanced disclosures about a fund's derivative and hedging activities. Funds are required to provide enhanced disclosures about (a) how and why a fund uses derivative instruments, (b) how derivative instruments and related hedged items are accounted for under SFAS 133 and its related interpretations, and (c) how derivative instruments and related hedged items affect a fund's financial position, financial performance, and cash flows. SFAS 161 is effective for financial statements issued for fiscal years and interim periods beginning after Nov. 15, 2008. As of July 31, 2008, management does not believe the adoption of SFAS 161 will impact the financial statement amounts; however, additional footnote disclosures may be required about the use of derivative instruments and hedging items.

On Sept. 20, 2006, the FASB released Statement of Financial Accounting Standards No. 157 "Fair Value Measurements" (SFAS 157). SFAS 157 establishes an authoritative definition of fair value, sets out a hierarchy for measuring fair value, and requires additional disclosures about the inputs used to develop the measurements of fair value and the effect of certain measurements reported in the Statement of Operations for a fiscal period. The application of SFAS 157 will be effective for the Fund's fiscal year beginning Aug. 1, 2008. The adoption of SFAS 157 is not anticipated to have a material impact on the Fund's financial statements; however, additional disclosures will be required about the inputs used to develop the measurements of fair value and the effect of certain measurements reported in the Statement of Operations for a fiscal period.

DIVIDENDS TO SHAREHOLDERS
An annual dividend from net investment income, declared and paid at the end of the calendar year, when available, is reinvested in additional shares of the Fund at net asset value or payable in cash. Capital gains, when available, are distributed along with the income dividend.

OTHER
Security transactions are accounted for on the date securities are purchased or sold. Dividend income is recognized on the ex-dividend date and interest income, including amortization of premium, market discount and original issue discount using the effective interest method, is accrued daily.


--------------------------------------------------------------------------------
34  RIVERSOURCE DISCIPLINED EQUITY FUND -- 2008 ANNUAL REPORT

2. EXPENSES AND SALES CHARGES

INVESTMENT MANAGEMENT SERVICES FEES
Under an Investment Management Services Agreement, the Investment Manager determines which securities will be purchased, held or sold. The management fee is a percentage of the Fund's average daily net assets that declines from 0.60% to 0.375% annually as the Fund's assets increase. The fee may be adjusted upward or downward by a performance incentive adjustment determined monthly by measuring the percentage difference over a rolling 12-month period between the annualized performance of one Class A share of the Fund and the annualized performance of the Lipper Large-Cap Core Funds Index. In certain circumstances, the Board may approve a change in the index. The maximum adjustment is 0.12% per year. If the performance difference is less than 0.50%, the adjustment will be zero. The adjustment decreased the management fee by $1,361,345 for the year ended July 31, 2008. The management fee for the year ended July 31, 2008 was 0.53% of the Fund's average daily net assets, including the adjustment under the terms of the performance incentive arrangement.

ADMINISTRATIVE SERVICES FEES
Under an Administrative Services Agreement, the Fund pays Ameriprise Financial a fee for administration and accounting services at a percentage of the Fund's average daily net assets that declines from 0.06% to 0.03% annually as the Fund's assets increase. The fee for the year ended July 31, 2008 was 0.05% of the Fund's average daily net assets.

OTHER FEES
Other expenses are for, among other things, certain expenses of the Fund or the Board including: Fund boardroom and office expense, employee compensation, employee health and retirement benefits, and certain other expenses. Payment of these Fund and Board expenses is facilitated by a company providing limited administrative services to the Fund and the Board. For the year ended July 31, 2008, other expenses paid to this company were $12,086.

COMPENSATION OF BOARD MEMBERS
Compensation of board members includes, for a former Board Chair, compensation as well as retirement benefits. Certain other aspects of a former Board Chair's compensation, including health benefits and payment of certain other expenses, are included under other expenses.

Under a Deferred Compensation Plan (the Plan), non-interested board members may defer receipt of their compensation. Deferred amounts are treated as though equivalent dollar amounts had been invested in shares of the Fund or other RiverSource funds. The Fund's liability for these amounts is adjusted for market value changes and remains in the Fund until distributed in accordance with the Plan.


--------------------------------------------------------------------------------
                   RIVERSOURCE DISCIPLINED EQUITY FUND -- 2008 ANNUAL REPORT  35

TRANSFER AGENCY FEES
Under a Transfer Agency Agreement, RiverSource Service Corporation (the Transfer Agent) maintains shareholder accounts and records. The Fund pays the Transfer Agent an annual account-based fee at a rate equal to $19.50 for Class A, $20.50 for Class B and $20.00 for Class C for this service. The Fund also pays the Transfer Agent an annual asset-based fee at a rate of 0.05% of the Fund's average daily net assets attributable to Class R2, Class R3, Class R4 and Class R5 shares and an annual asset-based fee at a rate of 0.20% of the Fund's average daily net assets attributable to Class W shares.

The Transfer Agent charges an annual fee of $5 per inactive account, charged on a pro rata basis for 12 months from the date the account becomes inactive. These fees are included in the transfer agency fees on the Statement of Operations.

PLAN ADMINISTRATION SERVICES FEES
Under a Plan Administration Services Agreement with the Transfer Agent, the Fund pays an annual fee at a rate of 0.25% of the Fund's average daily net assets attributable to Class R2, Class R3 and Class R4 shares for the provision of various administrative, recordkeeping, communication and educational services.

DISTRIBUTION FEES
The Fund has an agreement with RiverSource Distributors, Inc. (the Distributor) for distribution and shareholder services. Prior to Oct. 1, 2007, Ameriprise Financial Services, Inc. also served as a principal underwriter and distributor to the Fund. Under a Plan and Agreement of Distribution pursuant to Rule 12b-1, the Fund pays a fee at an annual rate of up to 0.25% of the Fund's average daily net assets attributable to Class A, Class R3 and Class W shares, a fee at annual rate of up to 0.50% of the Fund's average daily net assets attributable to Class R2 shares and a fee at an annual rate of up to 1.00% of the Fund's average daily net assets attributable to Class B and Class C shares. For Class B and Class C shares, up to 0.75% of the fee is reimbursed for distribution expenses.

The amount of distribution expenses incurred by the Distributor and not yet reimbursed ("unreimbursed expense") was approximately $923,000 and $23,000 for Class B and Class C shares, respectively. These amounts are based on the most recent information available as of July 31, 2008, and may be recovered from future payments under the distribution plan or CDSC. To the extent the unreimbursed expense has been fully recovered, the distribution fee is reduced.

SALES CHARGE
Sales charges received by the Distributor for distributing Fund shares were $384,412 for Class A, $28,089 for Class B and $320 for Class C for the year ended July 31, 2008.


--------------------------------------------------------------------------------
36  RIVERSOURCE DISCIPLINED EQUITY FUND -- 2008 ANNUAL REPORT

EXPENSES WAIVED/REIMBURSED BY THE INVESTMENT MANAGER AND ITS AFFILIATES
For the year ended July 31, 2008, the Investment Manager and its affiliates waived/reimbursed certain fees and expenses such that net expenses (excluding fees and expenses of acquired funds*) were as follows:

Class R2............................................  1.16%
Class R3............................................  0.90
Class R4............................................  0.84


The waived/reimbursed fees and expenses for the transfer agency fees at the class level were as follows:

Class R4..........................................  $99,480


The waived/reimbursed fees and expenses for the plan administration services fees at the class level were as follows:

Class R2..........................................  $   11
Class R3..........................................      11
Class R4..........................................   2,054


Under an agreement which was effective until July 31, 2008, the Investment Manager and its affiliates contractually agreed to waive certain fees and expenses such that net expenses (excluding fees and expenses of acquired funds*), before giving effect to any performance incentive adjustment, would not exceed the following percentage of the Fund's average daily net assets:

Class A.............................................  1.09%
Class B.............................................  1.85
Class C.............................................  1.85
Class I.............................................  0.78
Class R2............................................  1.58
Class R3............................................  1.33
Class R4............................................  0.88
Class R5............................................  0.83
Class W.............................................  1.23


Effective August 1, 2008, the Investment Manager and its affiliates have contractually agreed to waive certain fees and expenses until July 31, 2009, unless sooner terminated at the discretion of the Board, such that net expenses (excluding fees and expenses of acquired funds*), before giving effect to any

--------------------------------------------------------------------------------
                   RIVERSOURCE DISCIPLINED EQUITY FUND -- 2008 ANNUAL REPORT 37 performance incentive adjustment, will not exceed the following percentage of the Fund's average daily net assets:

Class A.............................................  1.05%
Class B.............................................  1.81
Class C.............................................  1.81
Class I.............................................  0.72
Class R2............................................  1.52
Class R3............................................  1.27
Class R4............................................  0.88
Class R5............................................  0.77
Class W.............................................  1.17


* In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the funds in which it invests (also referred to as "acquired funds"), including affiliated and non-affiliated pooled investment vehicles (including mutual funds and exchange traded funds). Because the acquired funds have varied expense and fee levels and the Fund may own different proportions of acquired funds at different times, the amount of fees and expenses incurred indirectly by the Fund will vary.

EARNINGS AND BANK FEE CREDITS
During the year ended July 31, 2008, the Fund's custodian and transfer agency fees were reduced by $79,613 as a result of earnings and bank fee credits from overnight cash balances. The Fund pays custodian fees to Ameriprise Trust Company, a subsidiary of Ameriprise Financial.

3. SECURITIES TRANSACTIONS

Cost of purchases and proceeds from sales of securities (other than short-term obligations) aggregated $2,581,232,117 and $1,875,992,176, respectively, for the year ended July 31, 2008. Realized gains and losses are determined on an identified cost basis.

4. CAPITAL SHARE TRANSACTIONS

Transactions in shares of capital stock for the years indicated are as follows:


                                          YEAR ENDED JULY 31, 2008
                                       ISSUED FOR
                                       REINVESTED                        NET
                            SOLD     DISTRIBUTIONS    REDEEMED   INCREASE (DECREASE)
------------------------------------------------------------------------------------
Class A                   7,609,621    10,923,080   (32,329,627)     (13,796,926)
Class B                     826,089       449,725    (3,897,874)      (2,622,060)
Class C                     150,658        25,066      (161,175)          14,549
Class I                  17,804,029     4,380,209   (16,813,974)       5,370,264
Class R4                  3,752,567     1,317,996    (5,442,436)        (371,873)
Class W                 213,069,694    13,134,983   (98,243,751)     127,960,926
------------------------------------------------------------------------------------




--------------------------------------------------------------------------------
38  RIVERSOURCE DISCIPLINED EQUITY FUND -- 2008 ANNUAL REPORT

                                          YEAR ENDED JULY 31, 2007
                                       ISSUED FOR
                                       REINVESTED                        NET
                            SOLD     DISTRIBUTIONS    REDEEMED   INCREASE (DECREASE)
------------------------------------------------------------------------------------
Class A                  12,174,430    14,582,705   (34,507,399)      (7,750,264)
Class B                   1,639,136       796,647    (4,750,576)      (2,314,793)
Class C                     135,752        29,640      (105,911)          59,481
Class I                  37,783,228     4,670,098   (18,989,372)      23,463,954
Class R2(a)                     661            --            --              661
Class R3(a)                     661            --            --              661
Class R4                 13,970,887     2,529,422   (27,927,795)     (11,427,486)
Class R5(a)                     661            --            --              661
Class W(b)              114,252,036         4,492   (11,092,498)     103,164,030
------------------------------------------------------------------------------------


(a) For the period from Dec. 11, 2006 (inception date) to July 31, 2007.
(b) For the period from Dec. 1, 2006 (inception date) to July 31, 2007.

5. LENDING OF PORTFOLIO SECURITIES

In order to generate additional income, the Fund may lend securities representing up to one-third of the value of its total assets (which includes collateral for securities on loan) to broker-dealers, banks, or other institutional borrowers of securities. The Fund receives collateral in the form of cash and U.S. government securities, equal to at least 100% of the value of securities loaned, which is marked to the market value of the loaned securities daily until the securities are returned, e.g., if the value of the securities on loan increases, additional cash collateral is provided by the borrower. The Investment Manager serves as securities lending agent for the Fund under the Investment Management Services Agreement pursuant to which the Fund has agreed to reimburse the Investment Manager for expenses incurred by it in connection with the lending program, and pursuant to guidelines adopted by and under the oversight of the Board. At July 31, 2008, securities valued at $26,940,910 were on loan to brokers. For collateral, the Fund received $28,947,000 in cash. Cash collateral received is invested in an affiliated money market fund and short-term securities, including U.S. government securities or other high-grade debt obligations, which are included in the Portfolio of Investments. Income from securities lending amounted to $371,237 for the year ended July 31, 2008. Expenses paid to the Investment Manager as securities lending agent were $9,660 for the year ended July 31, 2008, which are included in other expenses on the Statement of Operations. The risks to the Fund of securities lending are that the borrower may not provide additional collateral when required or return the securities when due.


--------------------------------------------------------------------------------
                   RIVERSOURCE DISCIPLINED EQUITY FUND -- 2008 ANNUAL REPORT  39

6. AFFILIATED MONEY MARKET FUND

The Fund may invest its daily cash balance in RiverSource Short-Term Cash Fund, a money market fund established for the exclusive use of the RiverSource funds and other institutional clients of RiverSource Investments. The cost of the Fund's purchases and proceeds from sales of shares of the RiverSource Short-Term Cash Fund aggregated $1,215,814,562 and $1,194,979,908, respectively, for the year ended July 31, 2008. The income distributions received with respect to the Fund's investment in RiverSource Short-Term Cash Fund can be found on the Statement of Operations and the Fund's invested balance in RiverSource Short-Term Cash Fund at July 31, 2008, can be found in the Portfolio of Investments.

7. BANK BORROWINGS

The Fund has entered into a revolving credit facility with a syndicate of banks headed by JPMorgan Chase Bank, N.A. (JPMCB), whereby the Fund may borrow for the temporary funding of shareholder redemptions or for other temporary or emergency purposes. The credit facility became effective on Oct. 18, 2007, replacing a prior credit facility. The credit facility agreement, which is a collective agreement between the Fund and certain other RiverSource funds, severally and not jointly, permits collective borrowings up to $500 million. Interest is charged to each Fund based on its borrowings at a rate equal to the federal funds rate plus 0.30%. Each borrowing under the credit facility matures no later than 60 days after the date of borrowing. The Fund also pays a commitment fee equal to its pro rata share of the amount of the credit facility at a rate of 0.06% per annum. Under the prior credit facility, a Fund paid interest on its outstanding borrowings at a rate equal to either the higher of the federal funds effective rate plus 0.40% or the JPMCB Prime Commercial Lending Rate. The Fund had no borrowings during the year ended July 31, 2008.

8. INFORMATION REGARDING PENDING AND SETTLED LEGAL PROCEEDINGS

In June 2004, an action captioned John E. Gallus et al. v. American Express Financial Corp. and American Express Financial Advisors Inc., was filed in the United States District Court for the District of Arizona. The plaintiffs allege that they are investors in several American Express Company mutual funds and they purport to bring the action derivatively on behalf of those funds under the Investment Company Act of 1940. The plaintiffs allege that fees allegedly paid to the defendants by the funds for investment advisory and administrative services are excessive. The plaintiffs seek remedies including restitution and rescission of investment advisory and distribution agreements. The plaintiffs voluntarily agreed to transfer this case to the United States District Court for the District of Minnesota. In response to defendants' motion to dismiss the complaint, the Court dismissed one of plaintiffs' four claims and granted plaintiffs limited discovery.

--------------------------------------------------------------------------------
40  RIVERSOURCE DISCIPLINED EQUITY FUND -- 2008 ANNUAL REPORT

Defendants moved for summary judgment in April 2007. Summary judgment was granted in the defendants' favor on July 9, 2007. The plaintiffs filed a notice of appeal with the Eighth Circuit Court of Appeals on August 8, 2007.

In December 2005, without admitting or denying the allegations, American Express Financial Corporation (AEFC, which is now known as Ameriprise Financial, Inc. (Ameriprise Financial)), entered into settlement agreements with the Securities and Exchange Commission (SEC) and Minnesota Department of Commerce (MDOC) related to market timing activities. As a result, AEFC was censured and ordered to cease and desist from committing or causing any violations of certain provisions of the Investment Advisers Act of 1940, the Investment Company Act of 1940, and various Minnesota laws. AEFC agreed to pay disgorgement of $10 million and civil money penalties of $7 million. AEFC also agreed to retain an independent distribution consultant to assist in developing a plan for distribution of all disgorgement and civil penalties ordered by the SEC in accordance with various undertakings detailed at http://www.sec.gov/litigation/admin/ia-2451.pdf. Ameriprise Financial and its affiliates have cooperated with the SEC and the MDOC in these legal proceedings, and have made regular reports to the RiverSource Funds' Boards of Directors/Trustees.

Ameriprise Financial and certain of its affiliates have historically been involved in a number of legal, arbitration and regulatory proceedings, including routine litigation, class actions, and governmental actions, concerning matters arising in connection with the conduct of their business activities. Ameriprise Financial believes that the Funds are not currently the subject of, and that neither Ameriprise Financial nor any of its affiliates are the subject of, any pending legal, arbitration or regulatory proceedings that are likely to have a material adverse effect on the Funds or the ability of Ameriprise Financial or its affiliates to perform under their contracts with the Funds. Ameriprise Financial is required to make 10-Q, 10-K and, as necessary, 8-K filings with the Securities and Exchange Commission on legal and regulatory matters that relate to Ameriprise Financial and its affiliates. Copies of these filings may be obtained by accessing the SEC website at www.sec.gov.

There can be no assurance that these matters, or the adverse publicity associated with them, will not result in increased fund redemptions, reduced sale of fund shares or other adverse consequences to the Funds. Further, although we believe proceedings are not likely to have a material adverse effect on the Funds or the ability of Ameriprise Financial or its affiliates to perform under their contracts with the Funds, these proceedings are subject to uncertainties and, as such, we are unable to estimate the possible loss or range of loss that may result. An adverse outcome in one or more of these proceedings could result in adverse judgments, settlements, fines, penalties or other relief that could have a material adverse effect on the consolidated financial condition or results of operations of Ameriprise Financial.


--------------------------------------------------------------------------------
                   RIVERSOURCE DISCIPLINED EQUITY FUND -- 2008 ANNUAL REPORT  41

9. FINANCIAL HIGHLIGHTS

The tables below show certain important financial information for evaluating the Fund's results.

CLASS A


PER SHARE INCOME AND CAPITAL CHANGES(a)
Fiscal period ended July 31,                         2008        2007        2006        2005        2004
Net asset value, beginning of period                $7.22       $6.74       $6.70       $5.95       $5.44
---------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                          .09(b)      .08(b)      .06         .04         .02
Net gains (losses) (both realized and
 unrealized)                                        (1.00)        .97         .35         .90         .63
---------------------------------------------------------------------------------------------------------
Total from investment operations                     (.91)       1.05         .41         .94         .65
---------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Dividends from net investment income                 (.06)       (.06)       (.06)       (.03)       (.02)
Distributions from realized gains                    (.37)       (.51)       (.31)       (.16)       (.12)
---------------------------------------------------------------------------------------------------------
Total distributions                                  (.43)       (.57)       (.37)       (.19)       (.14)
---------------------------------------------------------------------------------------------------------
Net asset value, end of period                      $5.88       $7.22       $6.74       $6.70       $5.95
---------------------------------------------------------------------------------------------------------

RATIOS TO AVERAGE NET ASSETS/SUPPLEMENTAL DATA

Net assets, end of period (in millions)            $1,067      $1,410      $1,368         $28         $13
---------------------------------------------------------------------------------------------------------
Gross expenses prior to expense
 waiver/reimbursement(c),(d)                         .96%       1.05%       1.05%       1.35%       1.91%
---------------------------------------------------------------------------------------------------------
Net expenses after expense
 waiver/reimbursement(d),(e),(f)                     .96%       1.03%       1.02%       1.25%       1.13%
---------------------------------------------------------------------------------------------------------
Net investment income (loss)                        1.35%       1.13%        .95%        .84%        .65%
---------------------------------------------------------------------------------------------------------
Portfolio turnover rate                               58%         62%        137%         64%         64%
---------------------------------------------------------------------------------------------------------
                                                   (13.4-
Total return(g)                                        0%)     15.92%       6.25%      15.95%      11.99%
---------------------------------------------------------------------------------------------------------


(a) For a share outstanding throughout the period. Rounded to the nearest cent.
(b) Per share amounts have been calculated using the average shares outstanding method.
(c) Includes the impact of a performance incentive adjustment, if any. Expense ratio is before reduction for earnings and bank fee credits on cash balances.
(d) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the above reported expense ratios.
(e) The Investment Manager and its affiliates have agreed to waive/reimburse certain fees and expenses (excluding fees and expenses of acquired funds), before giving effect to any performance incentive adjustment.
(f) Includes the impact of a performance incentive adjustment, if any. Expense ratio is before reduction for earnings and bank fee credits on cash balances. Earnings and bank fee credits for the year ended July 31, 2008 were less than 0.01% of average net assets.
(g) Total return does not reflect payment of a sales charge.


--------------------------------------------------------------------------------
42  RIVERSOURCE DISCIPLINED EQUITY FUND -- 2008 ANNUAL REPORT

CLASS B


PER SHARE INCOME AND CAPITAL CHANGES(a)
Fiscal period ended July 31,                         2008        2007        2006        2005        2004
Net asset value, beginning of period                $7.12       $6.65       $6.62       $5.90       $5.43
---------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                          .04(b)      .03(b)      .01         .02        (.02)
Net gains (losses) (both realized and
 unrealized)                                         (.99)        .96         .34         .86         .61
---------------------------------------------------------------------------------------------------------
Total from investment operations                     (.95)        .99         .35         .88         .59
---------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Dividends from net investment income                   --        (.01)       (.01)         --          --
Distributions from realized gains                    (.37)       (.51)       (.31)       (.16)       (.12)
---------------------------------------------------------------------------------------------------------
Total distributions                                  (.37)       (.52)       (.32)       (.16)       (.12)
---------------------------------------------------------------------------------------------------------
Net asset value, end of period                      $5.80       $7.12       $6.65       $6.62       $5.90
---------------------------------------------------------------------------------------------------------

RATIOS TO AVERAGE NET ASSETS/SUPPLEMENTAL DATA

Net assets, end of period (in millions)               $35         $62         $73          $9          $3
---------------------------------------------------------------------------------------------------------
Gross expenses prior to expense
 waiver/reimbursement(c),(d)                        1.72%       1.82%       1.85%       2.13%       2.73%
---------------------------------------------------------------------------------------------------------
Net expenses after expense
 waiver/reimbursement(d),(e),(f)                    1.72%       1.79%       1.82%       2.04%       1.95%
---------------------------------------------------------------------------------------------------------
Net investment income (loss)                         .59%        .37%        .20%        .06%       (.16%)
---------------------------------------------------------------------------------------------------------
Portfolio turnover rate                               58%         62%        137%         64%         64%
---------------------------------------------------------------------------------------------------------
                                                   (14.0-
Total return(g)                                        7%)     15.18%       5.42%      15.03%      10.95%
---------------------------------------------------------------------------------------------------------


(a) For a share outstanding throughout the period. Rounded to the nearest cent.
(b) Per share amounts have been calculated using the average shares outstanding method.
(c) Includes the impact of a performance incentive adjustment, if any. Expense ratio is before reduction for earnings and bank fee credits on cash balances.
(d) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the above reported expense ratios.
(e) The Investment Manager and its affiliates have agreed to waive/reimburse certain fees and expenses (excluding fees and expenses of acquired funds), before giving effect to any performance incentive adjustment.
(f) Includes the impact of a performance incentive adjustment, if any. Expense ratio is before reduction for earnings and bank fee credits on cash balances. Earnings and bank fee credits for the year ended July 31, 2008 were less than 0.01% of average net assets.
(g) Total return does not reflect payment of a sales charge.


--------------------------------------------------------------------------------
                   RIVERSOURCE DISCIPLINED EQUITY FUND -- 2008 ANNUAL REPORT  43

CLASS C


PER SHARE INCOME AND CAPITAL CHANGES(a)
Fiscal period ended July 31,                         2008        2007        2006        2005        2004
Net asset value, beginning of period                $7.11       $6.65       $6.62       $5.90       $5.43
---------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                          .04(b)      .03(b)      .01         .01        (.02)
Net gains (losses) (both realized and
 unrealized)                                         (.99)        .96         .35         .87         .61
---------------------------------------------------------------------------------------------------------
Total from investment operations                     (.95)        .99         .36         .88         .59
---------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Dividends from net investment income                 (.01)       (.02)       (.02)         --          --
Distributions from realized gains                    (.37)       (.51)       (.31)       (.16)       (.12)
---------------------------------------------------------------------------------------------------------
Total distributions                                  (.38)       (.53)       (.33)       (.16)       (.12)
---------------------------------------------------------------------------------------------------------
Net asset value, end of period                      $5.78       $7.11       $6.65       $6.62       $5.90
---------------------------------------------------------------------------------------------------------

RATIOS TO AVERAGE NET ASSETS/SUPPLEMENTAL DATA

Net assets, end of period (in millions)                $3          $3          $3         $--         $--
---------------------------------------------------------------------------------------------------------
Gross expenses prior to expense
 waiver/reimbursement(c),(d)                        1.72%       1.81%       1.84%       2.13%       2.73%
---------------------------------------------------------------------------------------------------------
Net expenses after expense
 waiver/reimbursement(d),(e),(f)                    1.72%       1.79%       1.81%       2.06%       1.95%
---------------------------------------------------------------------------------------------------------
Net investment income (loss)                         .59%        .36%        .20%        .02%       (.17%)
---------------------------------------------------------------------------------------------------------
Portfolio turnover rate                               58%         62%        137%         64%         64%
---------------------------------------------------------------------------------------------------------
                                                   (14.1-
Total return(g)                                        1%)     15.14%       5.51%      15.03%      10.96%
---------------------------------------------------------------------------------------------------------


(a) For a share outstanding throughout the period. Rounded to the nearest cent.
(b) Per share amounts have been calculated using the average shares outstanding method.
(c) Includes the impact of a performance incentive adjustment, if any. Expense ratio is before reduction for earnings and bank fee credits on cash balances.
(d) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the above reported expense ratios.
(e) The Investment Manager and its affiliates have agreed to waive/reimburse certain fees and expenses (excluding fees and expenses of acquired funds), before giving effect to any performance incentive adjustment.
(f) Includes the impact of a performance incentive adjustment, if any. Expense ratio is before reduction for earnings and bank fee credits on cash balances. Earnings and bank fee credits for the year ended July 31, 2008 were less than 0.01% of average net assets.
(g) Total return does not reflect payment of a sales charge.


--------------------------------------------------------------------------------
44  RIVERSOURCE DISCIPLINED EQUITY FUND -- 2008 ANNUAL REPORT

CLASS I


PER SHARE INCOME AND CAPITAL CHANGES(a)
Fiscal period ended July 31,                          2008         2007         2006         2005     2004(b)
Net asset value, beginning of period                 $7.27        $6.78        $6.73        $5.96        $5.99
--------------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                           .11(c)       .11(c)       .08          .04          .02
Net gains (losses) (both realized and
 unrealized)                                          (.99)         .97          .36          .92         (.05)
--------------------------------------------------------------------------------------------------------------
Total from investment operations                      (.88)        1.08          .44          .96         (.03)
--------------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Dividends from net investment income                  (.09)        (.08)        (.08)        (.03)          --
Distributions from realized gains                     (.37)        (.51)        (.31)        (.16)          --
--------------------------------------------------------------------------------------------------------------
Total distributions                                   (.46)        (.59)        (.39)        (.19)          --
--------------------------------------------------------------------------------------------------------------
Net asset value, end of period                       $5.93        $7.27        $6.78        $6.73        $5.96
--------------------------------------------------------------------------------------------------------------

RATIOS TO AVERAGE NET ASSETS/SUPPLEMENTAL DATA

Net assets, end of period (in millions)               $391         $441         $252          $82           $9
--------------------------------------------------------------------------------------------------------------
Gross expenses prior to expense
 waiver/reimbursement(d),(e)                          .61%         .70%         .72%         .91%        1.27%(f)
--------------------------------------------------------------------------------------------------------------
Net expenses after expense
 waiver/reimbursement(e),(g),(h)                      .61%         .67%         .70%         .91%         .93%(f)
--------------------------------------------------------------------------------------------------------------
Net investment income (loss)                         1.69%        1.47%        1.41%        1.19%        5.35%(f)
--------------------------------------------------------------------------------------------------------------
Portfolio turnover rate                                58%          62%         137%          64%          64%
--------------------------------------------------------------------------------------------------------------
Total return                                       (12.98%)      16.29%        6.73%       16.29%        (.50%)(i)
--------------------------------------------------------------------------------------------------------------


(a) For a share outstanding throughout the period. Rounded to the nearest cent.
(b) For the period from July 15, 2004 (inception date) to July 31, 2004.
(c) Per share amounts have been calculated using the average shares outstanding method.
(d) Includes the impact of a performance incentive adjustment, if any. Expense ratio is before reduction for earnings and bank fee credits on cash balances.
(e) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the above reported expense ratios.
(f) Adjusted to an annual basis.
(g) The Investment Manager and its affiliates have agreed to waive/reimburse certain fees and expenses (excluding fees and expenses of acquired funds), before giving effect to any performance incentive adjustment.
(h) Includes the impact of a performance incentive adjustment, if any. Expense ratio is before reduction for earnings and bank fee credits on cash balances. Earnings and bank fee credits for the year ended July 31, 2008 were less than 0.01% of average net assets.
(i) Not annualized.


--------------------------------------------------------------------------------
                   RIVERSOURCE DISCIPLINED EQUITY FUND -- 2008 ANNUAL REPORT  45

CLASS R2


PER SHARE INCOME AND CAPITAL CHANGES(a)
Fiscal period ended July 31,                          2008     2007(b)
Net asset value, beginning of period                 $7.21        $7.57
--------------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)(c)                        .08          .03
Net gains (losses) (both realized and
 unrealized)                                         (1.00)         .20
--------------------------------------------------------------------------------------------------------------
Total from investment operations                      (.92)         .23
--------------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Dividends from net investment income                  (.04)        (.08)
Distributions from realized gains                     (.37)        (.51)
--------------------------------------------------------------------------------------------------------------
Total distributions                                   (.41)        (.59)
--------------------------------------------------------------------------------------------------------------
Net asset value, end of period                       $5.88        $7.21
--------------------------------------------------------------------------------------------------------------

RATIOS TO AVERAGE NET ASSETS/SUPPLEMENTAL DATA

Net assets, end of period (in millions)                $--          $--
--------------------------------------------------------------------------------------------------------------
Gross expenses prior to expense
 waiver/reimbursement(d),(e)                         1.41%        1.49%(f)
--------------------------------------------------------------------------------------------------------------
Net expenses after expense
 waiver/reimbursement(e),(g),(h)                     1.16%        1.48%(f)
--------------------------------------------------------------------------------------------------------------
Net investment income (loss)                         1.15%         .55%(f)
--------------------------------------------------------------------------------------------------------------
Portfolio turnover rate                                58%          62%
--------------------------------------------------------------------------------------------------------------
Total return                                       (13.51%)       3.31%(i)
--------------------------------------------------------------------------------------------------------------


(a) For a share outstanding throughout the period. Rounded to the nearest cent.
(b) For the period from Dec. 11, 2006 (inception date) to July 31, 2007.
(c) Per share amounts have been calculated using the average shares outstanding method.
(d) Includes the impact of a performance incentive adjustment, if any. Expense ratio is before reduction for earnings and bank fee credits on cash balances.
(e) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the above reported expense ratios.
(f) Adjusted to an annual basis.
(g) The Investment Manager and its affiliates have agreed to waive/reimburse certain fees and expenses (excluding fees and expenses of acquired funds), before giving effect to any performance incentive adjustment.
(h) Includes the impact of a performance incentive adjustment, if any. Expense ratio is before reduction for earnings and bank fee credits on cash balances. Earnings and bank fee credits for the year ended July 31, 2008 were less than 0.01% of average net assets.
(i) Not annualized.


--------------------------------------------------------------------------------
46  RIVERSOURCE DISCIPLINED EQUITY FUND -- 2008 ANNUAL REPORT

CLASS R3


PER SHARE INCOME AND CAPITAL CHANGES(a)
Fiscal period ended July 31,                          2008     2007(b)
Net asset value, beginning of period                 $7.22        $7.57
--------------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)(c)                        .09          .04
Net gains (losses) (both realized and
 unrealized)                                          (.99)         .20
--------------------------------------------------------------------------------------------------------------
Total from investment operations                      (.90)         .24
--------------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Dividends from net investment income                  (.06)        (.08)
Distributions from realized gains                     (.37)        (.51)
--------------------------------------------------------------------------------------------------------------
Total distributions                                   (.43)        (.59)
--------------------------------------------------------------------------------------------------------------
Net asset value, end of period                       $5.89        $7.22
--------------------------------------------------------------------------------------------------------------

RATIOS TO AVERAGE NET ASSETS/SUPPLEMENTAL DATA

Net assets, end of period (in millions)                $--          $--
--------------------------------------------------------------------------------------------------------------
Gross expenses prior to expense
 waiver/reimbursement(d),(e)                         1.15%        1.24%(f)
--------------------------------------------------------------------------------------------------------------
Net expenses after expense
 waiver/reimbursement(e),(g),(h)                      .90%        1.22%(f)
--------------------------------------------------------------------------------------------------------------
Net investment income (loss)(f)                      1.41%         .81%(f)
--------------------------------------------------------------------------------------------------------------
Portfolio turnover rate                                58%          62%
--------------------------------------------------------------------------------------------------------------
Total return                                       (13.26%)       3.46%(i)
--------------------------------------------------------------------------------------------------------------


(a) For a share outstanding throughout the period. Rounded to the nearest cent.
(b) For the period from Dec. 11, 2006 (inception date) to July 31, 2007.
(c) Per share amounts have been calculated using the average shares outstanding method.
(d) Includes the impact of a performance incentive adjustment, if any. Expense ratio is before reduction for earnings and bank fee credits on cash balances.
(e) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the above reported expense ratios.
(f) Adjusted to an annual basis.
(g) The Investment Manager and its affiliates have agreed to waive/reimburse certain fees and expenses (excluding fees and expenses of acquired funds), before giving effect to any performance incentive adjustment.
(h) Includes the impact of a performance incentive adjustment, if any. Expense ratio is before reduction for earnings and bank fee credits on cash balances. Earnings and bank fee credits for the year ended July 31, 2008 were less than 0.01% of average net assets.
(i) Not annualized.


--------------------------------------------------------------------------------
                   RIVERSOURCE DISCIPLINED EQUITY FUND -- 2008 ANNUAL REPORT  47

CLASS R4


PER SHARE INCOME AND CAPITAL CHANGES(a)
Fiscal period ended July 31,                         2008        2007        2006        2005        2004
Net asset value, beginning of period                $7.25       $6.76       $6.71       $5.95       $5.45
---------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)                          .10(b)      .09(b)      .07         .05         .03
Net gains (losses) (both realized and
 unrealized)                                        (1.00)        .98         .36         .91         .61
---------------------------------------------------------------------------------------------------------
Total from investment operations                     (.90)       1.07         .43         .96         .64
---------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Dividends from net investment income                 (.07)       (.07)       (.07)       (.04)       (.02)
Distributions from realized gains                    (.37)       (.51)       (.31)       (.16)       (.12)
---------------------------------------------------------------------------------------------------------
Total distributions                                  (.44)       (.58)       (.38)       (.20)       (.14)
---------------------------------------------------------------------------------------------------------
Net asset value, end of period                      $5.91       $7.25       $6.76       $6.71       $5.95
---------------------------------------------------------------------------------------------------------

RATIOS TO AVERAGE NET ASSETS/SUPPLEMENTAL DATA

Net assets, end of period (in millions)              $126        $158        $224         $--         $--
---------------------------------------------------------------------------------------------------------
Gross expenses prior to expense
 waiver/reimbursement(c),(d)                         .91%        .95%        .87%       1.18%       1.76%
---------------------------------------------------------------------------------------------------------
Net expenses after expense
 waiver/reimbursement(d),(e),(f)                     .84%        .87%        .84%       1.06%        .98%
---------------------------------------------------------------------------------------------------------
Net investment income (loss)                        1.47%       1.29%       1.10%       1.03%        .78%
---------------------------------------------------------------------------------------------------------
Portfolio turnover rate                               58%         62%        137%         64%         64%
---------------------------------------------------------------------------------------------------------
                                                   (13.2-
Total return                                           6%)     16.15%       6.48%      16.25%      11.87%
---------------------------------------------------------------------------------------------------------


(a) For a share outstanding throughout the period. Rounded to the nearest cent.
(b) Per share amounts have been calculated using the average shares outstanding method.
(c) Includes the impact of a performance incentive adjustment, if any. Expense ratio is before reduction for earnings and bank fee credits on cash balances.
(d) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the above reported expense ratios.
(e) The Investment Manager and its affiliates have agreed to waive/reimburse certain fees and expenses (excluding fees and expenses of acquired funds), before giving effect to any performance incentive adjustment.
(f) Includes the impact of a performance incentive adjustment, if any. Expense ratio is before reduction for earnings and bank fee credits on cash balances. Earnings and bank fee credits for the year ended July 31, 2008 were less than 0.01% of average net assets.


--------------------------------------------------------------------------------
48  RIVERSOURCE DISCIPLINED EQUITY FUND -- 2008 ANNUAL REPORT

CLASS R5


PER SHARE INCOME AND CAPITAL CHANGES(a)
Fiscal period ended July 31,                          2008     2007(b)
Net asset value, beginning of period                 $7.24        $7.57
--------------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)(c)                        .11          .06
Net gains (losses) (both realized and
 unrealized)                                         (1.00)         .20
--------------------------------------------------------------------------------------------------------------
Total from investment operations                      (.89)         .26
--------------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Dividends from net investment income                  (.08)        (.08)
Distributions from realized gains                     (.37)        (.51)
--------------------------------------------------------------------------------------------------------------
Total distributions                                   (.45)        (.59)
--------------------------------------------------------------------------------------------------------------
Net asset value, end of period                       $5.90        $7.24
--------------------------------------------------------------------------------------------------------------

RATIOS TO AVERAGE NET ASSETS/SUPPLEMENTAL DATA

Net assets, end of period (in millions)                $--          $--
--------------------------------------------------------------------------------------------------------------
Gross expenses prior to expense
 waiver/reimbursement(d),(e)                          .66%         .75%(f)
--------------------------------------------------------------------------------------------------------------
Net expenses after expense
 waiver/reimbursement(e),(g),(h)                      .66%         .74%(f)
--------------------------------------------------------------------------------------------------------------
Net investment income (loss)                         1.66%        1.28%(f)
--------------------------------------------------------------------------------------------------------------
Portfolio turnover rate                                58%          62%
--------------------------------------------------------------------------------------------------------------
Total return                                       (13.09%)       3.76%(i)
--------------------------------------------------------------------------------------------------------------


(a) For a share outstanding throughout the period. Rounded to the nearest cent.
(b) For the period from Dec. 11, 2006 (inception date) to July 31, 2007.
(c) Per share amounts have been calculated using the average shares outstanding method.
(d) Includes the impact of a performance incentive adjustment, if any. Expense ratio is before reduction for earnings and bank fee credits on cash balances.
(e) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the above reported expense ratios.
(f) Adjusted to an annual basis.
(g) The Investment Manager and its affiliates have agreed to waive/reimburse certain fees and expenses (excluding fees and expenses of acquired funds), before giving effect to any performance incentive adjustment.
(h) Includes the impact of a performance incentive adjustment, if any. Expense ratio is before reduction for earnings and bank fee credits on cash balances. Earnings and bank fee credits for the year ended July 31, 2008 were less than 0.01% of average net assets.
(i) Not annualized.


--------------------------------------------------------------------------------
                   RIVERSOURCE DISCIPLINED EQUITY FUND -- 2008 ANNUAL REPORT  49

CLASS W


PER SHARE INCOME AND CAPITAL CHANGES(a)
Fiscal period ended July 31,                          2008     2007(b)
Net asset value, beginning of period                 $7.22        $7.46
--------------------------------------------------------------------------------------------------------------
INCOME FROM INVESTMENT OPERATIONS:
Net investment income (loss)(c)                        .08          .03
Net gains (losses) (both realized and
 unrealized)                                         (1.00)         .32
--------------------------------------------------------------------------------------------------------------
Total from investment operations                      (.92)         .35
--------------------------------------------------------------------------------------------------------------
LESS DISTRIBUTIONS:
Dividends from net investment income                  (.07)        (.08)
Distributions from realized gains                     (.37)        (.51)
--------------------------------------------------------------------------------------------------------------
Total distributions                                   (.44)        (.59)
--------------------------------------------------------------------------------------------------------------
Net asset value, end of period                       $5.86        $7.22
--------------------------------------------------------------------------------------------------------------

RATIOS TO AVERAGE NET ASSETS/SUPPLEMENTAL DATA

Net assets, end of period (in millions)             $1,355         $745
--------------------------------------------------------------------------------------------------------------
Gross expenses prior to expense
 waiver/reimbursement(d),(e)                         1.06%        1.18%(f)
--------------------------------------------------------------------------------------------------------------
Net expenses after expense
 waiver/reimbursement(e),(g),(h)                     1.06%        1.13%(f)
--------------------------------------------------------------------------------------------------------------
Net investment income (loss)                         1.22%         .59%(f)
--------------------------------------------------------------------------------------------------------------
Portfolio turnover rate                                58%          62%
--------------------------------------------------------------------------------------------------------------
Total return                                       (13.52%)       5.01%(i)
--------------------------------------------------------------------------------------------------------------


(a) For a share outstanding throughout the period. Rounded to the nearest cent.
(b) For the period from Dec. 1, 2006 (inception date) to July 31, 2007.
(c) Per share amounts have been calculated using the average shares outstanding method.
(d) Includes the impact of a performance incentive adjustment, if any. Expense ratio is before reduction for earnings and bank fee credits on cash balances.
(e) In addition to the fees and expenses which the Fund bears directly, the Fund indirectly bears a pro rata share of the fees and expenses of the acquired funds in which it invests. Such indirect expenses are not included in the above reported expense ratios.
(f) Adjusted to an annual basis.
(g) The Investment Manager and its affiliates have agreed to waive/reimburse certain fees and expenses (excluding fees and expenses of acquired funds), before giving effect to any performance incentive adjustment.
(h) Includes the impact of a performance incentive adjustment, if any. Expense ratio is before reduction for earnings and bank fee credits on cash balances. Earnings and bank fee credits for the year ended July 31, 2008 were less than 0.01% of average net assets.
(i) Not annualized.


--------------------------------------------------------------------------------
50  RIVERSOURCE DISCIPLINED EQUITY FUND -- 2008 ANNUAL REPORT

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM ------------------------

TO THE BOARD OF DIRECTORS AND SHAREHOLDERS OF
RIVERSOURCE DISCIPLINED EQUITY FUND:


We have audited the accompanying statement of assets and liabilities, including the portfolio of investments, of RiverSource Disciplined Equity Fund (the Fund) (one of the portfolios constituting the RiverSource Large Cap Series, Inc.) as of July 31, 2008, and the related statement of operations for the year then ended, the statements of changes in net assets and the financial highlights for each of the two years in the period then ended. These financial statements and financial highlights are the responsibility of the Fund's management. Our responsibility is to express an opinion on these financial statements and financial highlights based on our audits. The financial highlights of the Fund for the periods presented through July 31, 2006, were audited by other auditors whose report dated September 20, 2006, expressed an unqualified opinion on those financial highlights.

We conducted our audits in accordance with the standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free of material misstatement. We were not engaged to perform an audit of the Fund's internal control over financial reporting. Our audits included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the Fund's internal control over financial reporting. Accordingly, we express no such opinion. An audit also includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements and financial highlights, assessing the accounting principles used and significant estimates made by management, and evaluating the overall financial statement presentation. Our procedures included confirmation of securities owned as of July 31, 2008, by correspondence with the custodian and brokers, or by other appropriate auditing procedures where replies from brokers were not received. We believe that our audits provide a reasonable basis for our opinion.


--------------------------------------------------------------------------------
                   RIVERSOURCE DISCIPLINED EQUITY FUND -- 2008 ANNUAL REPORT  51

In our opinion, the financial statements and financial highlights audited by us as referred to above present fairly, in all material respects, the financial position of RiverSource Disciplined Equity Fund of the RiverSource Large Cap Series, Inc. at July 31, 2008, the results of its operations for the year then ended, and changes in its net assets and the financial highlights for each of the two years in the period then ended, in conformity with U.S. generally accepted accounting principles.

                                                           /s/ Ernst & Young LLP
Minneapolis, Minnesota
September 22, 2008


--------------------------------------------------------------------------------
52  RIVERSOURCE DISCIPLINED EQUITY FUND -- 2008 ANNUAL REPORT

FEDERAL INCOME TAX INFORMATION -------------------------------------------------
(UNAUDITED)

The Fund is required by the Internal Revenue Code of 1986 to tell its shareholders about the tax treatment of the dividends it pays during its fiscal year. The dividends listed below are reported to you on Form 1099-DIV, Dividends and Distributions. Shareholders should consult a tax advisor on how to report distributions for state and local tax purposes.

Fiscal year ended July 31, 2008

INCOME DISTRIBUTIONS - the Fund designates the following tax attributes for distributions:
    Qualified Dividend Income for individuals....................       100%
    Dividends Received Deduction for corporations................       100%
    U.S. Government Obligations..................................      0.00%
CAPITAL GAIN DISTRIBUTION - the Fund designates $130,545,470 to be taxed as long-term capital gain.



The Fund also designates as distributions of long-term gains, to the extent necessary to fully distribute such capital gains, earnings and profits distributed to shareholders on the redemption of shares.


--------------------------------------------------------------------------------
                   RIVERSOURCE DISCIPLINED EQUITY FUND -- 2008 ANNUAL REPORT  53

BOARD MEMBERS AND OFFICERS -----------------------------------------------------

Shareholders elect a Board that oversees the Fund's operations. The Board appoints officers who are responsible for day-to-day business decisions based on policies set by the Board.

The following is a list of the Fund's Board members. Each member oversees 104 RiverSource funds. Board members serve until the next regular shareholders' meeting or until he or she reaches the mandatory retirement age established by the Board. Under the current Board policy, members may serve until the end of the meeting following their 75th birthday, or the fifteenth anniversary of the first Board meeting they attended as members of the Board, whichever occurs first. This policy does not apply to Ms. Jones who may retire after her 75th birthday.

INDEPENDENT BOARD MEMBERS

NAME,                      POSITION HELD
ADDRESS,                   WITH FUND AND         PRINCIPAL OCCUPATION                                     OTHER
AGE                        LENGTH OF SERVICE     DURING PAST FIVE YEARS                                   DIRECTORSHIPS
------------------------------------------------------------------------------------------------------------------------------
Kathleen Blatz             Board member since    Chief Justice, Minnesota Supreme Court, 1998-2006;       None
901 S. Marquette Ave.      2006                  Attorney
Minneapolis, MN 55402
Age 54
------------------------------------------------------------------------------------------------------------------------------

Arne H. Carlson            Board member since    Chair, RiverSource Funds, 1999-2006; former Governor of  None
901 S. Marquette Ave.      1999                  Minnesota
Minneapolis, MN 55402
Age 73
------------------------------------------------------------------------------------------------------------------------------

Pamela G. Carlton          Board member since    President, Springboard -- Partners in Cross Cultural     None
901 S. Marquette Ave.      2007                  Leadership (consulting company)
Minneapolis, MN 55402
Age 53
------------------------------------------------------------------------------------------------------------------------------

Patricia M. Flynn          Board member since    Trustee Professor of Economics and Management, Bentley   None
901 S. Marquette Ave.      2004                  College; former Dean, McCallum Graduate School of
Minneapolis, MN 55402                            Business, Bentley College
Age 57
------------------------------------------------------------------------------------------------------------------------------

Anne P. Jones              Board member since    Attorney and Consultant                                  None
901 S. Marquette Ave.      1985
Minneapolis, MN 55402
Age 73
------------------------------------------------------------------------------------------------------------------------------

Jeffrey Laikind, CFA       Board member since    Former Managing Director, Shikiar Asset Management       American Progressive
901 S. Marquette Ave.      2005                                                                           Insurance
Minneapolis, MN 55402
Age 72
------------------------------------------------------------------------------------------------------------------------------

Stephen R. Lewis, Jr.      Board member since    President Emeritus and Professor of Economics, Carleton  Valmont Industries,
901 S. Marquette Ave.      2002 and Chair of     College                                                  Inc. (manufactures
Minneapolis, MN 55402      the Board since 2007                                                           irrigation systems)
Age 69

------------------------------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
54  RIVERSOURCE DISCIPLINED EQUITY FUND -- 2008 ANNUAL REPORT

NAME,                      POSITION HELD
ADDRESS,                   WITH FUND AND         PRINCIPAL OCCUPATION                                     OTHER
AGE                        LENGTH OF SERVICE     DURING PAST FIVE YEARS                                   DIRECTORSHIPS
------------------------------------------------------------------------------------------------------------------------------
Catherine James Paglia     Board member since    Director, Enterprise Asset Management, Inc. (private     None
901 S. Marquette Ave.      2004                  real estate and asset management company)
Minneapolis, MN 55402
Age 55
------------------------------------------------------------------------------------------------------------------------------

Alison Taunton-Rigby       Board member since    Chief Executive Officer and Director, RiboNovix, Inc.    Idera
901 S. Marquette Ave.      2002                  since 2003 (biotechnology); former President, Forester   Pharmaceutical, Inc.
Minneapolis, MN 55402                            Biotech                                                  (biotechnology);
Age 64                                                                                                    Healthways, Inc.
                                                                                                          (health management
                                                                                                          programs)
------------------------------------------------------------------------------------------------------------------------------


BOARD MEMBER AFFILIATED WITH RIVERSOURCE INVESTMENTS*

NAME,                      POSITION HELD
ADDRESS,                   WITH FUND AND         PRINCIPAL OCCUPATION                                     OTHER
AGE                        LENGTH OF SERVICE     DURING PAST FIVE YEARS                                   DIRECTORSHIPS
------------------------------------------------------------------------------------------------------------------------------
William F. Truscott        Board member since    President -- U.S. Asset Management and Chief Investment  None
53600 Ameriprise           2001,                 Officer, Ameriprise Financial, Inc. and President,
Financial Center           Vice President since  Chairman of the Board and Chief Investment Officer,
Minneapolis, MN 55474      2002                  RiverSource Investments, LLC since 2005; Director,
Age 47                                           President and Chief Executive Officer, Ameriprise
                                                 Certificate Company since 2006; Chairman of the Board,
                                                 Chief Executive Officer and President, RiverSource
                                                 Distributors, Inc. since 2006; Senior Vice
                                                 President -- Chief Investment Officer, Ameriprise
                                                 Financial, Inc. and Chairman of the Board and Chief
                                                 Investment Officer, RiverSource Investments, LLC, 2001-
                                                 2005
------------------------------------------------------------------------------------------------------------------------------


* Interested person by reason of being an officer, director, security holder and/or employee of RiverSource Investments.

The SAI has additional information about the Fund's Board members and is available, without charge, upon request by calling RiverSource Funds at (888) 791-3380; contacting your financial institution; or visiting riversource.com/funds.


--------------------------------------------------------------------------------
                   RIVERSOURCE DISCIPLINED EQUITY FUND -- 2008 ANNUAL REPORT  55

The Board has appointed officers who are responsible for day-to-day business decisions based on policies it has established. The officers serve at the pleasure of the Board. In addition to Mr. Truscott, who is Vice President, the Fund's other officers are:

FUND OFFICERS

NAME,                      POSITION HELD
ADDRESS,                   WITH FUND AND         PRINCIPAL OCCUPATION
AGE                        LENGTH OF SERVICE     DURING PAST FIVE YEARS
--------------------------------------------------------------------------------------------------------
Patrick T. Bannigan        President since 2006  Director and Senior Vice President -- Asset Management,
172 Ameriprise Financial                         Products and Marketing, RiverSource Investments, LLC
Center                                           since 2006; Director and Vice President -- Asset
Minneapolis, MN 55474                            Management, Products and Marketing, RiverSource
Age 42                                           Distributors, Inc. since 2006; Managing Director and
                                                 Global Head of Product, Morgan Stanley Investment
                                                 Management, 2004-2006; President, Touchstone
                                                 Investments, 2002-2004
--------------------------------------------------------------------------------------------------------

Michelle M. Keeley         Vice President since  Executive Vice President -- Equity and Fixed Income,
172 Ameriprise Financial   2004                  Ameriprise Financial, Inc. and RiverSource Investments,
Center                                           LLC since 2006; Vice President -- Investments,
Minneapolis, MN 55474                            Ameriprise Certificate Company since 2003; Senior Vice
Age 44                                           President -- Fixed Income, Ameriprise Financial, Inc.,
                                                 2002-2006 and RiverSource Investments, LLC, 2004-2006
--------------------------------------------------------------------------------------------------------

Amy K. Johnson             Vice President since  Vice President -- Asset Management and Trust Company
5228 Ameriprise Financial  2006                  Services, RiverSource Investments, LLC since 2006; Vice
Center Minneapolis, MN                           President -- Operations and Compliance, RiverSource
55474                                            Investments, LLC, 2004-2006; Director of Product
Age 42                                           Development -- Mutual Funds, Ameriprise Financial,
                                                 Inc., 2001-2004
--------------------------------------------------------------------------------------------------------

Jeffrey P. Fox             Treasurer since 2002  Vice President -- Investment Accounting, Ameriprise
105 Ameriprise Financial                         Financial, Inc. since 2002; Chief Financial Officer,
Center                                           RiverSource Distributors, Inc. since 2006
Minneapolis, MN 55474
Age 53
--------------------------------------------------------------------------------------------------------

Scott R. Plummer           Vice President,       Vice President and Chief Counsel -- Asset Management,
5228 Ameriprise Financial  General Counsel and   Ameriprise Financial, Inc. since 2005; Chief Counsel,
Center                     Secretary since 2006  RiverSource Distributors, Inc. since 2006; Vice
Minneapolis, MN 55474                            President, General Counsel and Secretary, Ameriprise
Age 49                                           Certificate Company since 2005; Vice President -- Asset
                                                 Management Compliance, Ameriprise Financial, Inc.,
                                                 2004-2005; Senior Vice President and Chief Compliance
                                                 Officer, USBancorp Asset Management, 2002-2004
--------------------------------------------------------------------------------------------------------

Jennifer D. Lammers        Chief Compliance      U.S. Asset Management Chief Compliance Officer,
172 Ameriprise Financial   Officer since 2006    RiverSource Investments, LLC since 2006;
Center                                           Director -- Mutual Funds, Voyageur Asset Management,
Minneapolis, MN 55474                            2003-2006; Director of Finance, Voyageur Asset
Age 47                                           Management, 2000-2003

--------------------------------------------------------------------------------------------------------


--------------------------------------------------------------------------------
56  RIVERSOURCE DISCIPLINED EQUITY FUND -- 2008 ANNUAL REPORT

NAME,                      POSITION HELD
ADDRESS,                   WITH FUND AND         PRINCIPAL OCCUPATION
AGE                        LENGTH OF SERVICE     DURING PAST FIVE YEARS
--------------------------------------------------------------------------------------------------------
Neysa M. Alecu             Money Laundering      Compliance Director and Anti-Money Laundering Officer,
2934 Ameriprise Financial  Prevention Officer    Ameriprise Financial, Inc. since 2004; Manager Anti-
Center                     since 2004            Money Laundering, Ameriprise Financial, Inc., 2003-
Minneapolis, MN 55474                            2004; Compliance Director and Bank Secrecy Act Officer,
Age 44                                           American Express Centurion Bank, 2000-2003
--------------------------------------------------------------------------------------------------------




--------------------------------------------------------------------------------
                   RIVERSOURCE DISCIPLINED EQUITY FUND -- 2008 ANNUAL REPORT  57

APPROVAL OF INVESTMENT MANAGEMENT SERVICES
AGREEMENT ----------------------------------------------------------------------

RiverSource Investments, LLC ("RiverSource Investments" or the "investment manager"), a wholly-owned subsidiary of Ameriprise Financial, Inc. ("Ameriprise Financial"), serves as the investment manager to the Fund. Under an investment management services agreement (the "IMS Agreement") RiverSource Investments provides investment advice and other services to the Fund and all RiverSource funds (collectively, the "Funds").

On an annual basis, the Fund's Board of Directors (the "Board"), including the independent Board members (the "Independent Directors"), considers renewal of the IMS Agreement. RiverSource Investments prepared detailed reports for the Board and its Contracts Committee in March and April 2008, including reports based on data provided by independent organizations to assist the Board in making this determination. In addition, throughout the year, the Board (or its committees) reviews information prepared by RiverSource Investments addressing the services RiverSource Investments provides and Fund performance. The Board accords particular weight to the work, deliberations and conclusions of the Contracts, Investment Review and Compliance Committees in determining whether to continue the IMS Agreement. At the April 9-10, 2008 in-person Board meeting, independent legal counsel to the Independent Directors reviewed with the Independent Directors various factors relevant to the Board's consideration of advisory agreements and the Board's legal responsibilities related to such consideration. Following an analysis and discussion of the factors identified below, the Board, including all of the Independent Directors, approved renewal of the IMS Agreement.

Nature, Extent and Quality of Services Provided by RiverSource Investments: The Board analyzed various reports and presentations it had received detailing the services performed by RiverSource Investments, as well as its expertise, resources and capabilities. The Board specifically considered many developments during the past year concerning the services provided by RiverSource Investments, including, in particular, the continued investment in, and resources dedicated to, the Fund's operations, particularly in the areas of trading systems, new product initiatives, legal and compliance. Further, in connection with the Board's evaluation of the overall package of services provided by RiverSource Investments, the Board considered the quality of the administrative and transfer agency services provided by RiverSource Investments' affiliates to the Fund. The Board also reviewed the financial condition of RiverSource Investments (and its affiliates) and each entity's ability to carry out its responsibilities under the IMS Agreement. The Board also discussed the acceptability of the terms of the IMS Agreement (including the relatively broad scope of services required to be performed by RiverSource Investments). The Board concluded that the services

--------------------------------------------------------------------------------
58  RIVERSOURCE DISCIPLINED EQUITY FUND -- 2008 ANNUAL REPORT

--------------------------------------------------------------------------------



being performed under the IMS Agreement were of a reasonably high quality, particularly in light of recent market conditions.

Based on the foregoing, and based on other information received (both oral and written, including the information on investment performance referenced below) and other considerations, the Board concluded that RiverSource Investments and its affiliates were in a position to continue to provide a high quality and level of services to the Fund.

Investment Performance: For purposes of evaluating the nature, extent and quality of services provided under the IMS Agreement, the Board carefully reviewed the investment performance of the Fund. In this regard, the Board considered: (i) detailed reports containing data prepared by an independent organization showing, for various periods, the performance of the Fund, the performance of a benchmark index, the percentage ranking of the Fund among its comparison group and the net assets of the Fund; and (ii) a report detailing the Fund's performance over various periods (including since inception), recent Fund inflows (and outflows) and a comparison of the Fund's net assets from December 2006 to December 2007. The Board observed that the Fund's investment performance was appropriate in light of the particular management style and market conditions involved

Comparative Fees, Costs of Services Provided and the Profits Realized By RiverSource Investments and its Affiliates from their Relationships with the
Fund: The Board reviewed comparative fees and the costs of services to be provided under the IMS Agreement. The Board members considered detailed comparative information set forth in an annual report on fees and expenses, including, among other things, data (prepared by an independent organization) showing a comparison of the Fund's expenses with median expenses paid by funds in its peer group, as well as data showing the Fund's contribution to RiverSource Investments' profitability.

The Board accorded particular weight to the notion that the level of fees should reflect a rational pricing model applied consistently across the various product lines in the Funds' family, while assuring that the overall fees for each fund are generally in line with the "pricing philosophy" (i.e., that the total expense ratio of each fund, with few exceptions, is at or below the median expense ratio of funds in the same comparison group). The Board took into account that the Fund's total expense ratio (after considering proposed expense caps/waivers) was below the peer group's median expense ratio shown in the reports. The Board also considered the Fund's performance incentive adjustment and noted its

--------------------------------------------------------------------------------
                   RIVERSOURCE DISCIPLINED EQUITY FUND -- 2008 ANNUAL REPORT  59

APPROVAL OF INVESTMENT MANAGEMENT SERVICES
AGREEMENT (continued) ----------------------------------------------------------



continued appropriateness. Based on its review, the Board concluded that the Fund's management fee was fair and reasonable in light of the extent and quality of services that the Fund receives.

The Board also considered the expected profitability of RiverSource Investments and its affiliates in connection with RiverSource Investments providing investment management services to the Fund. In this regard, the Board referred to a detailed profitability report, discussing the profitability to RiverSource Investments and Ameriprise Financial from managing and operating the Fund, including data showing comparative profitability over the past two years. The Board also considered the services acquired by the investment manager through the use of commission dollars paid by the Funds on portfolio transactions. The Board noted that the fees paid by the Fund should permit the investment manager to offer competitive compensation to its personnel, make necessary investments in its business and earn an appropriate profit. The Board concluded that profitability levels were reasonable.

Economies of Scale to be Realized: The Board also considered the economies of scale that might be realized by RiverSource Investments as the Fund grows and took note of the extent to which Fund shareholders might also benefit from such growth. The Board considered that the IMS Agreement provides for lower fees as assets increase at pre-established breakpoints and concluded that the IMS Agreement satisfactorily provided for sharing these economies of scale.

Based on the foregoing, the Board, including all of the Independent Directors, concluded that the investment management service fees were fair and reasonable in light of the extent and quality of services provided. In reaching this conclusion, no single factor was determinative. On April 10, 2008, the Board, including all of the Independent Directors, approved the renewal of the IMS Agreement.

PROXY VOTING -------------------------------------------------------------------

The policy of the Board is to vote all proxies of the companies in which the Fund holds investments consistent with the procedures as stated in the Statement of Additional Information (SAI). You may obtain a copy of the SAI without charge by calling RiverSource Funds at (888) 791-3380; contacting your financial institution; visiting riversource.com/funds; or searching the website of the Securities and Exchange Commission (SEC) at http://www.sec.gov. Information regarding how the Fund voted proxies relating to portfolio securities is filed with the SEC by August 31 for the most recent 12-month period ending June 30 of that year, and is available without charge by visiting riversource.com/funds; or searching the website of the SEC at www.sec.gov.


--------------------------------------------------------------------------------
60  RIVERSOURCE DISCIPLINED EQUITY FUND -- 2008 ANNUAL REPORT

NOTES --------------------------------------------------------------------------




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

NOTES --------------------------------------------------------------------------




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

NOTES --------------------------------------------------------------------------




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

NOTES --------------------------------------------------------------------------




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

NOTES --------------------------------------------------------------------------




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                                      THIS PAGE IS NOT PART OF THE ANNUAL REPORT

THROUGH THE RIVERSOURCE INVESTMENTS FAMILY OF FUNDS, YOU CAN BUILD A DIVERSIFIED PORTFOLIO THAT IS DESIGNED TO HELP YOU REACH YOUR GOALS.


ADVANCED ALPHA(SM) STRATEGIES
RiverSource 120/20 Contrarian Equity Fund
RiverSource 130/30 U.S. Equity Fund
RiverSource Absolute Return Currency and Income Fund
Threadneedle Global Extended Alpha Fund
ADVICE-BUILT(SM) SOLUTIONS

RIVERSOURCE INCOME BUILDER SERIES
RiverSource Income Builder Basic Income Fund
RiverSource Income Builder Enhanced Income Fund
RiverSource Income Builder Moderate Income Fund

RIVERSOURCE PORTFOLIO BUILDER SERIES
RiverSource Portfolio Builder Aggressive Fund
RiverSource Portfolio Builder Conservative Fund
RiverSource Portfolio Builder Moderate Fund
RiverSource Portfolio Builder Moderate Aggressive Fund
RiverSource Portfolio Builder Moderate Conservative Fund
RiverSource Portfolio Builder Total Equity Fund

RIVERSOURCE RETIREMENT PLUS(R) SERIES
RiverSource Retirement Plus 2010 Fund
RiverSource Retirement Plus 2015 Fund
RiverSource Retirement Plus 2020 Fund
RiverSource Retirement Plus 2025 Fund
RiverSource Retirement Plus 2030 Fund
RiverSource Retirement Plus 2035 Fund
RiverSource Retirement Plus 2040 Fund
RiverSource Retirement Plus 2045 Fund

RIVERSOURCE STRATEGIC ALLOCATION FUND

RIVERSOURCE BALANCED FUND

SINGLE-STRATEGY FUNDS

GROWTH FUNDS
RiverSource Partners Aggressive Growth Fund
RiverSource Disciplined Large Cap Growth Fund
RiverSource Global Technology Fund
RiverSource Growth Fund
RiverSource Mid Cap Growth Fund
RiverSource Partners Small Cap Growth Fund

BLEND FUNDS
RiverSource Disciplined Equity Fund
RiverSource Disciplined Small and Mid Cap Equity Fund
RiverSource Large Cap Equity Fund
RiverSource Precious Metals and Mining Fund
RiverSource S&P 500 Index Fund*
RiverSource Small Cap Advantage Fund
RiverSource Partners Small Cap Equity Fund
RiverSource Small Company Index Fund

VALUE FUNDS
RiverSource Disciplined Large Cap Value Fund
RiverSource Disciplined Small Cap Value Fund
RiverSource Diversified Equity Income Fund
RiverSource Dividend Opportunity Fund
RiverSource Equity Value Fund
RiverSource Partners Fundamental Value Fund
RiverSource Large Cap Value Fund
RiverSource Mid Cap Value Fund
RiverSource Real Estate Fund
RiverSource Partners Select Value Fund
RiverSource Partners Small Cap Value Fund

GLOBAL/INTERNATIONAL FUNDS
RiverSource Disciplined International Equity Fund
Threadneedle Emerging Markets Fund
Threadneedle European Equity Fund
Threadneedle Global Equity Fund
Threadneedle Global Equity Income Fund
RiverSource Partners International Select Growth Fund
Threadneedle International Opportunity Fund
RiverSource Partners International Select Value Fund
RiverSource Partners International Small Cap Fund


--------------------------------------------------------------------------------
THIS PAGE IS NOT PART OF THE ANNUAL REPORT

TAXABLE INCOME FUNDS
RiverSource Cash Management Fund**
RiverSource Diversified Bond Fund
RiverSource Emerging Markets Bond Fund
RiverSource Floating Rate Fund
RiverSource Global Bond Fund
RiverSource High Yield Bond Fund
RiverSource Income Opportunities Fund
RiverSource Inflation Protected Securities Fund
RiverSource Limited Duration Bond Fund
RiverSource Short Duration U.S. Government Fund
RiverSource Strategic Income Allocation Fund
RiverSource U.S. Government Mortgage Fund

TAX-EXEMPT FUNDS
RiverSource California Tax-Exempt Fund
RiverSource Intermediate Tax-Exempt Fund
RiverSource Minnesota Tax-Exempt Fund
RiverSource New York Tax-Exempt Fund
RiverSource Tax-Exempt Bond Fund
RiverSource Tax-Exempt High Income Fund
RiverSource Tax-Exempt Money Market Fund**



You should consider the investment objectives, risks, charges and expenses of a mutual fund carefully before investing. For a free prospectus of any of the funds listed above, which contains this and other important information about the funds, contact your financial institution or visit riversource.com/funds. Read the prospectus carefully before investing.

Investment products, including shares of mutual funds, involve risks including possible loss of principal and fluctuation in value. Investing in certain funds involves special risks, such as those related to investments in foreign securities, small- and mid-capitalization stocks, fixed income securities (especially high-yield securities), and funds which focus their investments in a particular sector, such as real estate, technology and precious metals. See each fund's prospectus for specific risks associated with the fund.

 * "Standard & Poors(R)," "S&P," "S&P 500(R)," and "Standard & Poor's 500(R)" are trademarks of the McGraw-Hill Companies, Inc. These trademarks have been licensed for use by Ameriprise Financial, Inc. The fund is not sponsored, endorsed, sold or promoted by Standard & Poor's or any of their subsidiaries or affiliates (the "Licensors") and the Licensors make no representation regarding the advisability of investing in the fund.

** AN INVESTMENT IN MONEY MARKET FUNDS IS NOT INSURED OR GUARANTEED BY THE
   FEDERAL DEPOSIT INSURANCE CORPORATION OR ANY OTHER GOVERNMENT AGENCY. ALTHOUGH THE FUND SEEKS TO MAINTAIN THE VALUE OF YOUR INVESTMENT AT $1.00 PER SHARE, IT IS POSSIBLE TO LOSE MONEY BY INVESTING IN THE FUND.


--------------------------------------------------------------------------------
                                      THIS PAGE IS NOT PART OF THE ANNUAL REPORT

RIVERSOURCE DISCIPLINED EQUITY FUND
734 Ameriprise Financial Center
Minneapolis, MN 55474

RIVERSOURCE.COM/FUNDS


                                This report must be accompanied or preceded by the Fund's
                                current prospectus. RiverSource(R) mutual funds are
                                distributed by RiverSource Distributors, Inc., Member FINRA, and managed by RiverSource Investments, LLC. These companies are part of Ameriprise Financial, Inc.
(RIVERSOURCE INVESTMENTS LOGO)  (C) 2008 RiverSource Distributors, Inc.                            S-6263 H (9/08)